UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2021

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into New Dealer Manager Agreement

On January 27, 2021, Modiv Inc. (the “Company”) announced that, with the approval of the Company’s board of directors (the “Board”), it had terminated its public offering of up to $800,000,000 of the Company’s shares of Class C common stock (the “Shares”), which had been conducted pursuant to a registration statement on Form S-11 (File No. 333-231724) (the “Follow-on Offering”). In connection with the termination of the Follow-on Offering and as discussed in more detail below in Item 1.02 to this Current Report on Form 8-K, effective January 31, 2021, the Company and North Capital Private Securities Corporation (“NCPS”) terminated their Dealer Manager Agreement, dated January 2, 2020 (the “Old Dealer Manager Agreement”), pursuant to which NCPS had agreed to act as dealer manager in connection with the Follow-on Offering.

Effective January 31, 2021, with the authorization of the Board, NCPS and the Company entered into a new Dealer Manager Agreement (the “New Dealer Manager Agreement”) pursuant to which NCPS has agreed to act as dealer manager in connection with investments in the Company by accredited investors. Pursuant to the New Dealer Manager Agreement, the Company will pay NCPS a monthly fee of $10,000 per month until the cumulative, aggregate dollar amount of sales to accredited investors following January 31, 2021 and sales made in the Follow-on Offering pursuant to the Old Dealer Manager Agreement equals $25 million and, thereafter, 0.5% on the aggregate dollar amount of Shares sold in excess of $25 million, plus reimbursement of certain expenses.

The preceding summary of the New Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the New Dealer Manager Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment and Restatement of Limited Partnership Agreement

On February 1, 2021, the Company and Modiv Operating Partnership, LP (“Modiv OP”) entered into the Third Amended and Restated Agreement of Limited Partnership of Modiv Operating Partnership, LP (the “Amended OP Agreement”), which, among other things, amends the Second Amended and Restated Agreement of Limited Partnership of Modiv OP dated December 31, 2019 to provide the terms of the Class R limited partnership interests of Modiv OP (the “Class R OP Units”) issued to employees of the Company. The Class R OP Units are non-voting, non-dividend accruing, and are not able to be transferred or exchanged prior to March 31, 2024 unless the employee is terminated earlier without cause. Following March 31, 2024, the Class R OP Units are convertible into units of Class C limited partnership interest in Modiv OP (“Class C OP Units”) at a conversion ratio of 1 Class C OP Unit for each 1 Class R OP Unit. Under the Amended OP Agreement, the Class C OP Units will continue to be exchangeable for cash or the Company’s shares of Class C common stock on a 1 for 1 basis, as determined by the Company.

The Class R OP Units are eligible for an increase in the conversion ratio to 2.5 Class C OP Units for each 1 Class R OP Unit if the Company achieves funds from operations, for the year ending December 31, 2023, per fully diluted share outstanding of $1.05 per share or more.

The preceding summary of the Third Amended and Restated Agreement of Limited Partnership of Modiv OP does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Agreement of Limited Partnership of Modiv Operating Partnership, LP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Amendment and Restatement of Share Repurchase Plan (Class C Common Stock)

On February 1, 2021, with the authorization of the Board, the Company amended and restated its Share Repurchase Plan (Class C Common Stock) (the “Class C SRP”) in order to (i) revise the minimum holding period before a stockholder may participate in the Class C SRP from 90 days to six months, (ii) revise the limitations on the share repurchase price so that Shares held for less than two years will be repurchased at 98% of the most recently published net asset value (“NAV”) per share and Shares held for at least two years will be repurchased at 100% of the most recently published NAV per share (as opposed to a repurchase price of 97% of the NAV per share for Shares held less than one year, 98% of the most recently published NAV per Share for Shares held for more than one year but less than two years, 99% of the most recently published NAV per Share for Shares held for more than two years but less than three years, and 100% of the most recently published NAV per Share for Shares held for at least three years), (iii) increased the minimum Share value (based on the most recently published NAV per Share) at which the Company has the right to repurchase all of a stockholder’s shares, if as a result of a repurchase request a stockholder holds less than the minimum Share value, from $500 to $1,000, and (iv) include language that provides that the Class C SRP will automatically terminate if the Company’s shares of common stock are listed on any national securities exchange. The minimum holding period before a stockholder may participate in the Class C SRP for Shares purchased prior to February 1, 2021 will remain at 90 days.

The preceding summary of the Amended and Restated Share Repurchase Plan (Class C Common Stock) does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Share Repurchase Plan (Class C Common Stock), a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Amendment and Restatement of Share Repurchase Plan (Class S Common Stock)

On February 1, 2021, with the authorization of the Board, the Company amended and restated its Share Repurchase Plan (Class S Common Stock) (the “Class S SRP”) with respect to the Company’s shares of Class S common stock (the “S Shares”) in order to (i) allow the Company to waive the minimum one year holding period before a holder of S Shares may participate in the Class S SRP in the event of extraordinary circumstances which would place undue hardship on a stockholder, (ii) increased the minimum S Share value (based on the most recently published NAV per S Share) at which the Company has the right to repurchase all of a stockholder’s shares, if as a result of a repurchase request a stockholder holds less than the minimum S Share value, from $500 to $1,000, and (iii) include language that provides that the Class S SRP will automatically terminate if the Company’s shares of common stock are listed on any national securities exchange.

The preceding summary of the Amended and Restated Share Repurchase Plan (Class S Common Stock) does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Share Repurchase Plan (Class S Common Stock), a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

Effective February 1, 2021, with the authorization of the Board, the Company filed Articles of Amendment to the Company’s charter in the state of Maryland in order to effect a 1:3 reverse stock split of the Company’s Class C common stock and Class S common stock and, following the implementation of the reverse stock split, to decrease the par value of each share of the Company’ s Class C common stock and Class S common stock to $0.001 per share from $0.003 per share.

The preceding summary of the Articles of Amendment of the Company does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

1.1    Dealer Manager Agreement, effective January 31, 2021, by and between Modiv Inc. and North Capital Private Securities Corporation

3.1    Articles of Amendment of Modiv Inc. effecting a 1:3 reverse stock split on February 1, 2021

4.1    Amended and Restated Share Repurchase Plan (Class C Common Stock)

4.2    Amended and Restated Share Repurchase Plan (Class S Common Stock)

10.1    Third Amended and Restated Agreement of Limited Partnership of Modiv Operating Partnership, LP, dated February 1, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: February 1, 2021

EXHIBIT 1.1

MODIV INC.
Shares of Class C Common Stock
Accredited Investors Only
DEALER MANAGER AGREEMENT
THIS DEALER MANAGER AGREEMENT is entered into as of January 31, 2021, by and between Modiv Inc., formerly known as RW Holdings NNN REIT, Inc. (the “Company”), and North Capital Private Securities Corporation (“NCPS” or the “Dealer Manager”, and, together with the Company, the “Parties”) in connection with the offering and sale by the Company of up to $700,000,000 of shares of Class C Common Stock of the Company, subject to increase at the option of the Company (the “Shares”), to “accredited investors” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder (“Regulation D”), in a private offering exempt from registration pursuant to Rule 506(c) of Regulation D (the “Offering”). The Company desires for NCPS to act as its agent in connection with the Offering.
The Parties entered into that certain Dealer Management Agreement, dated January 2, 2020 (the “Prior Agreement”). Upon execution of this Agreement by both Parties, the Parties acknowledge and agree that the Prior Agreement (except for the confidentiality agreement set forth in Appendix A to the Prior Agreement) is terminated; provided that each party to the Prior Agreement shall continue to be bound by the provisions thereof that reasonably require some action or forbearance (or are required to implement such action or forbearance) after such termination with respect to activities prior to such termination, including, but not limited to, those related to fees and expenses, indemnities, limitations of and exclusions to liability, warranties, confidentiality and non-circumvention, and such provisions shall remain operative and in full force and effect and shall survive with respect to activities prior to such termination.
1.Dealer Manager.
On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to $700,000,000 of Shares (subject to increase as described in the Memorandum (as defined below)), either directly as a Dealer or through other Dealers (as defined below), in accordance with the terms and conditions stated in the Memorandum. The Dealer Manager is authorized to enter into selected dealer agreements (each a “Selected Dealer Agreement”) in a form to be agreed upon by the Company and the Dealer Manager with other broker-dealers acceptable to the Company in its sole discretion who will participate in the Offering (each participating broker-dealer being referred to herein as a “Dealer.”) Each such Dealer shall be a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Dealer Manager may also enter into placement agreements in a form to be agreed upon by the Company and the Dealer Manager with registered investment advisers registered with the Securities and Exchange Commission (the “SEC”) acceptable to the Company in its sole discretion. To the extent the Dealer Manager solicits investors or executes trades in connection with the Offering, it will be deemed to be a Dealer in the Offering. In addition, the Dealer Manager shall act as dealer manager and broker-dealer with respect to Shares sold in the states of Arizona and Oregon pursuant to the Company’s dividend reinvestment plan under the Form S-3 filed with the SEC. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on the terms and conditions stated in the Memorandum and this Agreement.
2.    Solicitation Procedures.
i.The parties acknowledge and agree that the Offering will be made through the website www.modiv.com and potentially other crowd funding platforms (the “Online Platform”). Online sales covered by this Agreement shall be made primarily through the Online Platform.
ii.The Company has provided to NCPS the current version of the Company’s Private Placement Memorandum (the final version, as amended and supplemented, is referred to as the “Memorandum”), and the definitive subscription and governance documents for the Company. Upon completion of preliminary due diligence by NCPS, acceptance of the Offering for placement and commencement of NCPS’s participation in the Offering, the Memorandum and any printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”) will comprise the offering materials for the Offering (the “Offering Materials”), which may be made available on the Online Platform, subject to the limitations set forth in this Agreement with respect to Authorized Sales Materials.
NCPS is not, and in its agreements with the Dealers NCPS will require that the Dealers agree that they are not, authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Offering Materials. NCPS agrees, and in its agreements with the Dealers will require that the Dealers agree, that the Memorandum will be available to each investor to whom an offer is made prior to accepting a subscription agreement from such investor.
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Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and NCPS agrees, and in its agreements with the Dealers NCPS will require the Dealers to agree, not to use any material unless it has been authorized by the Company and provided to NCPS or the Dealers by the Company. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and such parties agree that they will not make such materials available through the Online Platform. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not show or give to any investor or prospective investor in a particular jurisdiction, or make available to such investor through the Online Platform, any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. NCPS agrees, and in its agreements with the Dealers NCPS will require each Dealer to agree, that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.
iii    NCPS will undertake due diligence of the Company and the Offering. Upon satisfactory completion of due diligence and subject to approval of the Offering by NCPS in its sole discretion, NCPS will accept the Offering and begin solicitation and participation in the Offering upon the terms set forth in this Agreement and pursuant to the Memorandum.
3.    Syndication and Submission of Orders.
i.Each investor who wishes to purchase Shares in the Offering must complete, execute and submit to the Company a subscription agreement as mutually agreed upon by NCPS and the Company substantially similar to the form of subscription agreement attached to the Memorandum (each a “Subscription Agreement”). After an investor submits a Subscription Agreement in respect of the Offering, NCPS and the Company will have 20 days from receipt of such Subscription Agreement and all other documentation required pursuant to the Memorandum to review and accept or reject (the “Acceptance Period”) such purchase order (“Proposed Subscription”). If accepted by both the Company and NCPS, the Company shall notify the investor of such acceptance via the Online Platform (each, a “Subscribing Investor”). After the expiration of the Acceptance Period, if not accepted the order will be deemed rejected. If accepted and upon payment in full to the Company for the Shares, the Company will issue the applicable Shares to such Subscribing Investor unless Subscribing Investor withdraws such Proposed Subscription before it is accepted.
ii.All orders received by NCPS, whether initial or additional, and whether solicited or unsolicited, are subject to acceptance by and shall only become effective upon confirmation by the Company as provided above. NCPS agrees, and in its agreements with the Dealers will require the Dealers to agree, that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commissions will be paid to NCPS or the Dealers with respect to the portion of any subscription that is rejected. Orders not accompanied by a Subscription Agreement with the executed signature page and the required check or wire transfer or such other form of payment as agreed upon by the parties (“instruments of payment”) in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, NCPS agrees to return to the Company any commissions theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Company shall have the right to offset amounts owed against future commissions due and otherwise payable to NCPS.
iii.If the Company receives payment from an investor prior to NCPS’s approval as provided in Section 3(i), the Company will not withdraw or otherwise access such funds until NCPS’s approval is received. If a Proposed Subscription is rejected, the Company shall promptly return such funds to the investor.
4.    Compensation.
i.With respect to any Shares sold by and trades executed by NCPS during the term of this Agreement in the Offering pursuant to the terms of this Agreement, the Company agrees to pay NCPS in accordance with Exhibit A (the “Compensation Schedule”) with respect to Shares sold in the Offering. All commissions shall be based on Shares sold by NCPS and accepted and confirmed by the Company, which commissions will be paid by the Company. For the avoidance of doubt, no selling commissions, dealer manager fees or other compensation shall be paid with respect to Shares sold through the Company’s distribution reinvestment plan. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 3, and the Company has accepted the Subscription
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Agreement of such subscriber. The parties hereby agree that the foregoing commissions are not in excess of the usual and customary distributors’ or sellers’ compensation received in the sale of securities similar to the Shares, that Dealer Manager’s interest in the Offering is limited to such commissions from the Company and Dealer Manager’s indemnity referred to in Section 9 and that the Company is not liable or responsible for the direct payment of such commissions to the Dealer Manager. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability.
ii.Payment of the commissions set forth on Exhibit A will be made by the Company to NCPS within the time frame set forth on Exhibit A. The Company, together with its transfer agent, shall be responsible for calculating such commissions. The Company shall provide NCPS with reasonable access to the records used to calculate such fees.
iii.If any valued added or similar tax (“VAT”) is chargeable in respect of any payments to NCPS, the Company shall be responsible for the payment (or reimbursement) of any VAT imposed on account of any payments to NCPS by or on behalf of the Company.
5.    Offering Expenses. The Company shall not be obligated to pay or reimburse NCPS for any due diligence expenses, except as set forth in Exhibit A.
6.    Confirmation. The Company hereby acknowledges that the Company has assumed the duty to confirm on behalf of NCPS all orders for purchases of Shares accepted by the Company.
7.    Representations, Warranties and Covenants of NCPS. NCPS represents and warrants to the Company that:
i.NCPS is registered, in good standing, and has obtained all approvals and licenses required to offer and sell the Shares and to conduct its business, including payment of all federal, state, and local taxes. NCPS represents and warrants to the Company that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell Shares under federal securities laws and regulations, the securities laws and regulations of all states where it offers or sells Shares and under the rules and regulations of FINRA or any other self-regulatory organization having jurisdiction over NCPS, and that it is a member of FINRA in good standing. This Agreement shall automatically terminate if NCPS ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if NCPS registration or license under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws or regulations is terminated or suspended; NCPS agrees to notify the Company immediately if any of these events occur.
ii.With respect to any investor which is an employee benefit plan covered by the Employee Retirement Income Security Act of 1974, neither NCPS nor any of its officers, directors, employees, affiliates or agents is a trustee or administrator of such plan or an employer of any employee covered by such plan.
iii.With respect to any investor which is a state or municipal entity, (a) neither NCPS nor any of its officers, directors, employees, affiliates or agents has been within the past two years a civil servant or an elected official of such entity or has been retained to provide professional services to such entity and (b) neither NCPS nor any of its officers, directors, employees or agents will share any part of the fees received pursuant to this Agreement with any other person without the Company’s prior written consent.
iv.NCPS will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Memorandum.
v.Before the sale of any of the Shares, Dealer Manager shall, and in its agreements with the Dealers shall require the Dealers to:
(1)    have reasonable grounds to believe that each subscriber is an “accredited investor” as that term is then defined in Rule 501(a) of Regulation D; and
(2)    have sufficient information concerning the offeree to determine that the offeree has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Company.
vi.    NCPS shall, and in its agreements with the Dealers shall require the Dealers to, make, before the sale of any of the Shares, reasonable inquiry to determine if the offeree is acquiring the Shares for offeree’s own account or on behalf of other persons, and that the offeree understands the limitations on the offeree’s disposition of the Shares set forth in Rule 502(d) of Regulation D. This includes a determination by NCPS and the Dealer that the offeree understands that there is no public market for the Shares and that the offeree must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and, thus, cannot be sold unless the Shares are subsequently registered under the Securities Act or an exemption from registration under the Securities Act is available.
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vii.    Dealer Manager acknowledges that this Offering is being made in reliance on Rule 506(c) of Regulation D promulgated under the Securities Act and that the Company is relying on a certification from Dealer Manager that each potential investor is an accredited investor as defined in Regulation D. Such certification will be in a form acceptable to the Company and may be based upon each investor’s attestation in subscription documents or other documentation collected by the Company or the Dealer Manager.
viii.    Shares shall not be sold by the Dealer Manager or any Dealer to any non-accredited investors.
ix.    Dealer Manager shall furnish to the Company upon request a complete list of all persons who have purchased the Shares and such persons’ places of residence.
x.    The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.
xi.    In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Shares, nor any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Dealer.
xii.    The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person (as defined in Section 8(viii)), Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.
xiii.    The representations and warranties in subsections (x) through (xii) above are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with subsection (x) above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.
xiv.    In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.
xv.    The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 7 and the representations, covenants and agreements of the Dealers referred to in this Section 7 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.
xvi.    The Dealer Manager shall provide, and in its agreements with the Dealers will require the Dealers to provide, to the Company such certifications, documentation and other information as reasonably requested from time to time by the Company as it deems necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act, and to establish reasonable basis suitability under FINRA Rule 2111, in connection with this Offering.
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xvii.    In connection with NCPS’s participation in the offer and sale of Shares, NCPS represents, and in its agreements with the Dealers will require each Dealer to represent, that it has not published, distributed, issued, posted or otherwise used or employed, and shall not publish, distribute, issue, post or otherwise use or employ, any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than the Authorized Sales Materials specifically approved by the Company for use as General Solicitation material.
xviii.    In connection with NCPS’s participation in the offer and sale of Shares (including, without limitation, all initial and additional subscriptions for Shares and any resales and transfers of Shares), NCPS will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated under both such acts, including, without limitation, Rule 506(c) of Regulation D; (b) all applicable state securities laws and regulations as from time to time in effect, including without limitation (upon notice thereof) any requirement imposed by a state securities administrator in connection with the registration of the Shares; (c) the applicable rules of FINRA, including, but not in any way limited to, FINRA Rule 2040, FINRA Rule 2090, FINRA Rule 2111, FINRA Rule 2121 and FINRA Rule 5141; (d) all applicable rules and regulations relating to the suitability of investors, including, without limitation, Rule 506 of Regulation D and the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of NCPS or the Dealers pursuant to this Agreement or the Selected Dealer Agreement, as applicable, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; (f) this Agreement or the Selected Dealer Agreement, as applicable, and the Memorandum as amended and supplemented; and (g) all federal and state laws and regulations relating to electronic delivery of prospectuses. NCPS agrees to notify the Company immediately if it becomes unable or fails to comply with the above. Upon becoming aware of such inability or failure, the Company may terminate this agreement immediately.
xvix.    NCPS will not reallow or share any of the commissions that it receives pursuant to this Agreement with any person unless such person (a) is properly registered as a broker-dealer with the SEC and all states in which NCPS will offer the Shares, and possesses all other licenses, registrations and approvals required to receive such fee and is a member of FINRA in good standing, or (b) is otherwise permitted to receive commissions or payments under FINRA Rule 2040. Notwithstanding the foregoing, NCPS may pay commissions to any of its duly licensed registered representatives who participate in the distribution of the Offering or who effect a sale of Shares, or to any other party authorized to receive commissions under FINRA Rule 2040.
xx.    In its statements and meetings with prospective investors and investors, NCPS will not make, and in its agreements with the Dealers will require that the Dealers will not make, any misstatement of a material fact and will not omit any material fact necessary to make the statements therein not misleading.
xxi.    NCPS will comply, and in its agreements with the Dealers will require the Dealers to comply, in all respects with statements set forth in the Memorandum, including subscription procedures and the plan of distribution.
xxii.    NCPS will not offer Shares, and in its agreements with the Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) NCPS has been advised in writing by the Company that the Shares are either registered in accordance with, qualified under or exempt from, the securities laws of such jurisdiction and (b) NCPS and any Dealer offering Shares in such jurisdiction has all required licenses and registrations to offer Shares in that jurisdiction.
xxiii.    NCPS will, and in its agreements with the Dealers shall require each Dealer to agree that it will, immediately suspend or terminate its offer and sale of Shares upon the request of the Company at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company. Further, NCPS agrees that it will immediately terminate any Selected Dealer Agreement upon the request of the Company.
xxiv.    This Agreement, when executed by NCPS, will have been duly authorized and will be a valid and binding agreement of NCPS, enforceable in accordance with its terms.
xxv.    NCPS will offer Shares, and in its agreements with the Dealers will require that the Dealers offer Shares (both at the time of an initial subscription and at the time of any additional subscription), only to persons who meet the financial qualifications and suitability standards set forth in the Memorandum as amended or supplemented or in any suitability letter or memorandum sent to NCPS by the Company. Nothing contained in this Section 7(xxv) shall be construed to relieve NCPS of NCPS’s suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. NCPS shall not purchase any Shares for a discretionary account without obtaining the prior written approval of NCPS’s customer and his or her signature on a subscription agreement.
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xxvi.    NCPS agrees, and in its agreements with the Dealers will require the Dealers to agree, to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. NCPS further agrees, and in its agreements with the Dealers will require the Dealers to agree, to make the Suitability Records available to the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon NCPS’s or such Dealer’s receipt of a subpoena or other appropriate document request from such agency.
xxvii.    NCPS will provide, and in its agreements with the Dealers will require the Dealers to provide, the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.
xxviii.    NCPS represents and warrants to the Company and each owner, director, officer and employee thereof that the information under the caption “Plan of Distribution” in the Memorandum and all other information furnished and to be furnished to the Company by NCPS in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
xxix.    NCPS has submitted (or will submit within 15 days of the first sale in the Offering) to FINRA a copy of the Memorandum and any other related offering documents, including any materially amended versions thereof (the “FINRA Filing”). NCPS will update the FINRA filing from time to time as necessary to comply with the terms of FINRA Rule 5123.
xxx.    The Dealer Manager hereby grants the Company (or its designee) and its designated representatives the right during the first twelve months of the term of this Agreement, but not the obligation, to audit and/or monitor the Dealer Manager’s AML Program, the Dealer Manager’s procedures to make suitability and know your customer determinations and/or the Dealer Manager’s other procedures designed to comply with SEC or FINRA rules in connection with the Offering. Such right may be exercised upon reasonable notice to the Dealer Manager from the Company. In any such event, the Dealer Manager agrees to cooperate with the Company’s auditing and monitoring of the Dealer Manager’s AML Program and suitability, know your customer or other procedures by providing, upon request, (a) information, records, data and exception reports related to any investors purchasing Shares in the Company through the Dealer Manager and (b) access for the Company and/or its designee or designated representatives to meet with Dealer Manager personnel who are responsible for or involved in the development, implementation, oversight and/or maintenance of the Dealer Manager’s AML Program and/or suitability, know your customer or other procedures, including, without limitation, Dealer Manager’s compliance personnel. In the event that such documents or discussions with personnel reflect, in the opinion of the Company, a potential violation of the Dealer Manager’s anti-money laundering and customer identification (“AML”) obligations, suitability or know your customer obligations or other obligations, the Dealer Manager will permit the Company (or its designee) and designated representatives to further inspect relevant books and records, and have further discussions with relevant Dealer Manager personnel, related to investors purchasing Shares through the Dealer Manager, the Dealer Manager’s compliance with AML requirements and/or the Dealer Manager’s compliance with suitability, know your customer or other obligations. Neither this provision nor the Company’s exercise of its right pursuant to this Section 7(xxx) shall be construed to relieve the Dealer Manager’s AML, suitability, know your customer or other obligations under applicable laws, rules and regulations or as otherwise set forth in this Agreement or to impose liability for such matters upon the Company.
8.    Representations and Warranties of the Company.
As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer that:
i.The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Memorandum.
ii.The Memorandum with respect to the Offering has been prepared by the Company. The Memorandum complies with the Securities Act for offerings solely to accredited investors as set forth in Regulation D and does not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 8(ii) will not extend to such statements contained in or omitted from the Memorandum that are primarily within the knowledge of the Dealer Manager or any of the Dealers. Copies of the Memorandum and each amendment and supplement thereto have been or will be delivered to the Dealer Manager.
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iii.The Company intends to use the funds received from the sale of the Shares as set forth in the Memorandum.
iv.The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 9 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
v.The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 9 may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
vi.No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder or under applicable state securities laws.
vii.The Shares have been duly authorized and, when issued and sold as contemplated by the Memorandum and upon payment therefor as provided in the Memorandum and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Memorandum.
viii.None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Offering will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person and any Dealer Covered Person is subject to a Disqualification Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.
ix.The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares.
x.With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (a) any Disqualification Event relating to that Company Covered Person, and (b) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.
xi.The representations and warranties in Sections 8(viii) through Section 8(x) are and shall be continuing representations and warranties throughout the term of the Offering. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.
9.    Indemnification.
i.    Subject to Section 9(iv) and the limitations below, the Company shall indemnify, defend and hold harmless the Dealers and the Dealer Manager, their affiliates and their employees, officers, directors, agents, advisors, representatives and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act (collectively, the “Indemnified Persons”) from and against any losses, claims, damages or liabilities, joint or several (collectively, the “Losses”), to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment or supplement thereto or (ii) in any federal or state securities filing or other document executed by the Company or on its behalf specifically for the purpose of exempting any or all of the Shares from the registration requirements under the securities laws of any jurisdiction or based upon information furnished by the Company under the securities laws thereof (any such
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application, document or information being hereinafter called a “Filing”), or (iii) in any Authorized Sales Materials, (b) the omission or alleged omission to state in the Memorandum or any amendment or supplement thereto, or in any Filing or Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (c) any material violation of this Agreement, (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder or (h) the Dealer Manager acting as dealer manager and broker-dealer with respect to Shares sold in the states of Arizona and Oregon pursuant to the Company’s dividend reinvestment plan under Form S-3 filed with the SEC. The Company will reimburse each Indemnified Person for any reasonable and documented legal or other reasonable and documented expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.
Notwithstanding the foregoing provisions of this Section 9(i), the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by or on behalf of the Dealer Manager, or (y) to the Company or the Dealer Manager by or on behalf of any Dealer, specifically for inclusion in the Memorandum or any such amendment or supplement thereto, any such Filing or any Authorized Sales Material; and further, the Company will not be liable in any such case if it is finally judicially determined that the Dealer Manager or the Dealer was at fault in connection with the Loss, expense or action, and if so, only to the extent of such fault.
The foregoing indemnity agreement of this Section 9(i) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Memorandum (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Person from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Memorandum as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.
ii.    The Dealer Manager will indemnify and hold harmless the Company, the Dealers and their employees, officers and directors (including any persons named in the Memorandum with his consent, as about to become a director), and each person, if any, who controls the Company or the Dealer within the meaning of Section 15 of the Securities Act (the “Dealer Manager Indemnified Persons”), and from and against any Losses to which any of the Dealer Manager Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment or supplement thereto, (ii) in any Filing or (iii) in any Authorized Sales Materials; (b) the omission or alleged omission to state in the Memorandum or any amendment or supplement thereto, in any Filing or in any Authorized Sales Material, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that clauses (a) and (b) apply to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Memorandum or any such amendment or supplement thereto, or any such Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; provided that the Dealer Manager will not be liable in any such case to the extent that any such Loss arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Dealer Manager by or on behalf of the Company or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Memorandum or any Authorized Sales Materials or any such amendment thereof or supplement thereto. The Dealer Manager will reimburse the
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aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have; provided that the collective aggregate liability of NCPS under or in connection with this Agreement under any legal or equitable theory shall be limited to the compensation actually received by Dealer Manager under this Agreement and the Prior Agreement.
iii.    NCPS’s agreements with Dealers will require each Dealer severally to indemnify and hold harmless the Company, the Dealer Manager and each of their employees, officers and directors (including any persons named in the Memorandum with his consent, as about to become a director), and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Memorandum or any amendment or supplement thereto, (ii) in any Filing, or (iii) in any Authorized Sales Materials; (b) the omission or alleged omission to state in the Memorandum or any such amendment or supplement thereto, in any Filing or in any Authorized Sales Materials, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that clauses (a) and (b) apply to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for inclusion in the Memorandum or any such amendment or supplement thereto or any such Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and Dealer; (f) any failure to comply with applicable laws, including laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; provided that the Dealer will not be liable in any such case to the extent that any such Loss arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Dealer by or on behalf of the Company or (y) to the Company or the Dealer by or on behalf of any Managing Dealer specifically for use in the preparation of the Memorandum or any Authorized Sales Materials or any such amendment thereof or supplement thereto. The Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that Dealer may otherwise have.
iv.    Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of the Company’s charter in effect as of the date of this Dealer Manager Agreement or Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association.
v.    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (but in no event in excess of 60 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 9(v)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.
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vi.    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 9; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
10.    Compliance with this Agreement. Each of the Company and NCPS, on request of the other, agrees to provide reasonable assurances (including written representations) of its compliance with the terms of this Agreement and, in order to verify such compliance, reasonable access to any documents in its possession referring or relating to any investor or prospective investor (whether or not such investor invests in the Offering of the Company).
11.    Agreement not Exclusive. The parties acknowledge and agree that this is not an exclusive agreement. Without limiting the foregoing sentence, NCPS may render solicitation services of the kind contemplated herein for persons other than the Company.
12.    Customer Complaints. Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of NCPS received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by NCPS).
13.    Remedies. Subject to the restrictions in the Company’s charter, as amended, nothing contained in this Agreement will limit a party’s right to any other remedies at law or in equity. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party will be awarded its reasonable attorneys’ fees, and costs and expenses incurred, subject to the restrictions in the Company’s charter, as amended. All rights and remedies of the Company herein will be in addition to all other rights and remedies available at law or in equity, including, without limitation, specific performance and temporary and permanent injunctive relief. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.    Confidentiality. In connection with NCPS’s due diligence review of the Offering, NCPS (or its agent performing due diligence) may request receipt of confidential information regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates. The Company will reasonably cooperate with NCPS to accommodate such request; provided, however, any such information provided to NCPS or its agent will continue to be subject to the terms of the confidentiality agreement attached as Appendix A to the Prior Agreement.
15.    Termination. Subject to Section 7(i) and Section 7(xviii), this Agreement may be terminated by either party at any time upon the provision of 30 days’ prior written notice thereof to the other. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate, and all Selected Dealer Agreements shall terminate, at the close of business on the effective date that the Offering is terminated without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement or the Selected Dealer Agreements, as applicable. Upon termination of this Agreement, (a) the Company shall pay to NCPS all earned but unpaid compensation at such times as such amounts become payable in accordance with the terms hereunder, and (b) the Dealer Manager will promptly deliver to the Company all records and documents in its possession or control that relate to the Offering and that are not designated as “dealer” copies. The Dealer Manager shall use commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.
16.    Publicity. NCPS shall not engage in any press release, announcement, interview, or other publicity regarding the Offering without the Company’s prior written consent.
17.    Changes to Applicable Law. To the extent that the existing law relating to this Agreement changes, and such change affects this Agreement, the parties will use reasonable efforts to negotiate and reform the affected portion of this Agreement to comply with the change.
18.    Disputes. In the unlikely event that a dispute arises concerning any provision of this Agreement, the parties will work together in good faith to resolve the matter internally by elevating the matter to higher levels of management. If the dispute remains unresolved, the Company and NCPS hereby acknowledge and agree that venue for any claim,
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counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement shall lie exclusively in New York, New York.
19.    Governing Law. This Agreement will be construed in accordance with the laws of Delaware; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.
20.    Attorneys’ Fees and Costs. Except as provided otherwise in Section 9, in any arbitration, litigation, or other proceeding, informal or formal, by which one party either seeks to enforce this Agreement or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing party will pay the prevailing party’s costs and expenses, including but not limited to, reasonable attorneys’ fees.
21.    Compliance with Laws; Policies and Procedures. All parties agree to comply with all applicable federal, state, and local laws, executive orders and regulations issued, where applicable.
22.    Cooperation. Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld. Each party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals, and acceptances in order that each party may properly accomplish its obligations and responsibilities hereunder.
23.    Force Majeure; Excused Performance. Neither party will be liable for delays or any failure to perform under this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited to, fire, explosion, pandemic, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor difficulties, to the extent not occasioned by the fault or negligence of the delayed party. Any such excuse for delay will last only as long as the event remains beyond the reasonable control of the delayed party. However, the delayed party will use its best efforts to minimize the delays caused by any such event beyond its reasonable control.
24.    No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement will in no way affect that party’s right to enforce such provisions, nor will the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision.
25.    Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement have binding legal effect only if in writing to the address set forth below, or as changed through written notice to the other Party. Notices sent in accordance with this Section 25 will be deemed effectively given: (a) when received, if delivered by hand, with signed confirmation of receipt; (b) when received, if sent by a nationally recognized overnight courier, signature required; (c) on the third day after the date mailed by certified or registered mail, return receipt requested, postage prepaid; or (d) by email (with delivery confirmation). In addition, the Company and NCPS consent to the receipt of notices electronically via email.
To the Company:    Modiv Inc.
120 Newport Center Drive
Newport Beach, California 92660
Email: halfacre@modiv.com
rpacini@modiv.com
jraney@modiv.com
To NCPS:    North Capital Private Securities Corp.
623 E. Fort Union Boulevard, Suite 101
Midvale, Utah 84047
Email: jdowd@northcapital.com
stomasetti@northcapital.com
gnelson@northcapital.com

26.    Assignment of Agreement. This Agreement and the obligations of each party hereunder are personal to such party. Neither party nor any successor, receiver, or assignee of such party will directly or indirectly assign this Agreement or the rights or duties created by this Agreement, whether such assignment is effected in connection with a sale of such party’s assets or stock or through merger, an insolvency proceeding or otherwise, without the prior written consent of the other parties.
27.    Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. The parties agree that a facsimile signature may substitute for and have the same legal effect as the original signature.
28.    Entire Agreement. This Agreement and its attached exhibit constitute the entire agreement between the parties and supersede any and all previous representations, understandings, or agreements between the Company and NCPS as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by the parties. This Agreement will be construed without regard to the party that drafted it. Any ambiguity will not be interpreted
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against either party and will, instead, be resolved in accordance with other applicable rules concerning the interpretation of contracts. Unless otherwise stated, any section, exhibit or appendix reference shall be to a section, exhibit or appendix in this Agreement.
29    Privacy Laws. The Company and NCPS (each referred to individually in this Section 29 as a “party”) agree, and in its agreements with Dealers will require the Dealers to agree, as follows:
i.Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, which are no less rigorous than accepted industry standard policies and procedures, each as may be amended from time to time.
ii.NCPS and the Dealers shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;
iii.Except as expressly permitted under the FCRA, NCPS and the Dealers shall not disclose any information that would be considered a “consumer report” under the FCRA;
iv.NCPS and the Dealers shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
v.Each Party shall: (a) comply with all applicable requirements of the CCPA (as defined below), when collecting, using, retaining or disclosing personal information; (b) limit personal information collection, use, retention and disclosure to activities reasonably necessary and proportionate to the performance of this Agreement or other compatible operational purpose; (c) only collect, use, retain or disclose personal information collected in connection with this Agreement; (d) not collect, use, retain, disclose, sell or otherwise make personal information available for such Party’s own commercial purposes or in a way that does not comply with the CCPA; (e) promptly comply with another Party’s request or instruction requiring such Party to provide, amend, transfer or delete the personal information, or to stop, mitigate, or remedy any unauthorized processing; (f) reasonably cooperate and assist another Party in meeting any compliance obligations and responding to related inquiries, including responding to verifiable consumer requests, taking into account the nature of such Party’s processing and the information available to such Party; and (g) notify each other Party immediately if it receives any complaint, notice or communication that directly or indirectly relates to any Party’s compliance in connection with this Agreement. For purposes of this Agreement, “CCPA” means the California Consumer Privacy Act of 2018, as amended (Cal. Civ. Code §§ 1798.100 to 1798.199), and any related regulations or guidance provided by the California Attorney Genera1.
vi.The provisions of this Section 29 shall survive the termination of this Agreement.
30.    Survival of Representations and Warranties. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and through the Offering termination date, and such representations, warranties and agreements and the indemnification provisions contained in Section 9 shall remain operative and in full force and effect and shall survive the sale of, and payment for, the Shares and the termination of this Agreement.
31.    Anti-Money Laundering Compliance Programs. NCPS’s acceptance of this Agreement constitutes a representation to the Company that NCPS has established and implemented an anti-money laundering and customer identification compliance program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement. In accordance with these applicable laws and regulations and its AML Program, NCPS agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons. Additionally, NCPS will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. NCPS will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Company at any time, NCPS hereby agrees to furnish (a) a copy of its AML Program to the Company for
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review, and (b) a copy of the findings and any remedial actions taken in connection with NCPS’s most recent independent testing of its AML Program.
32.    No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Memorandum as amended or supplemented and in this Agreement.
33.    Fiduciary Matters. The Dealer Manager acknowledges and agrees, and in its agreements with the Dealers will require the Dealers to acknowledge and agree, as follows:
i.The Company and its affiliates and related parties (collectively, the “Issuer Parties”) may engage in sales and marketing activities with the Dealer Manager and the Dealers. These activities may include, without limitation, attending meetings, conferences and forums, as well as making offering materials, sales literature, educational materials and other resources available in connection with sales and marketing activities regarding the Company to the Dealer Manager, the Dealers and their respective affiliates.
ii.With respect to any of the Dealer Manager’s or the Dealer’s customers which is a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Retirement Customers”), the Issuer Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any transaction in the Company (“Transaction”).
iii.Certain of the Issuer Parties have financial interests associated with the purchase of Shares, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares, as described in the Memorandum.
iv.The Issuer Parties are not receiving a fee or other compensation directly from the Dealer Manager, the Dealer or any of their Retirement Customers for the provision of investment advice (as opposed to other services) in connection with any Transaction.
v.By continuing to advise the Dealer Manager’s or the Dealer’s Retirement Customers with respect to any Transaction in the Company, the Dealer Manager and the Dealer, as applicable, represents and warrants that:
a.The Dealer Manager or the Dealer, as applicable, is either (a) a broker dealer registered under the Exchange Act, (b) a “bank” as defined in section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (c) an investment adviser registered under the Advisers Act, or if not so registered by reason of paragraph 1 of Section 203A of the Advisers Act, an investment adviser registered under the laws of the State in which the Dealer Manager or Dealer, as applicable, maintains its principal office and place of business or (d) an independent fiduciary that has a least $50 million in total assets under management or control;
b.There is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit the Dealer Manager’s or the Dealer’s ability to carry out its fiduciary responsibility to any of its Retirement Customers beyond the control, direction, or influence of other persons involved in the Transaction;
c.The Dealer Manager and the Dealer, as applicable, is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and
d.The Dealer Manager or the Dealer, as applicable, is a fiduciary under ERISA or the Code, or both, with respect to the Transaction, and the Dealer Manager or the Dealer, as applicable, is responsible for exercising independent judgment in evaluating the Transaction, with respect to its Retirement Customers.
[Signatures appear on following page(s).]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MODIV INC.

By: /s/ AARON S. HALFACRE
Name: Aaron S. Halfacre
Title: Chief Executive Officer
Address: 120 Newport Center Drive
Newport Beach, California 92660

Email: halfacre@modiv.com; rpacini@modiv.com;
jraney@modiv.com

NORTH CAPITAL PRIVATE SECURITIES CORPORATION

By: /s/ JAMES P. DOWD
James P. Dowd, President and Chief Executive Officer
Date:
Address: 623 E. Fort Union Boulevard, Suite 101
Midvale, Utah 84047

Email: jdowd@northcapital.com; gnelson@northcapital.com

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Exhibit A

Compensation Schedule

The Company shall pay to the Dealer Manager the following amounts pursuant to Section 4:
a.a monthly fee of $10,000 per month until the cumulative, aggregate dollar amount of sales (inclusive of sales under the Prior Agreement) in the Offering is $25,000,000; and
b.thereafter, 50.0 basis points on the aggregate dollar amount of shares sold in excess of $25,000,000 once the cumulative, aggregate sales (inclusive of sales under the Prior Agreement) in the Offering exceed $25,000,000, such amounts to be paid monthly based on the prior month’s closings.
In addition, the Company shall reimburse the Dealer Manager reasonable and documented out-of-pocket expenses incurred to update its requisite background checks in connection with the Offering (estimated at $450 annually) and any other reasonable, documented out-of-pocket expenses approved by the Company.

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EXHIBIT 3.1

MODIV INC.
ARTICLES OF AMENDMENT

Modiv Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the Maryland General Corporation Law, the charter (the “Charter”) of the Corporation is hereby amended to provide that, immediately upon the Reverse Stock Split Effective Time (as defined below), every three (3) shares of Class C common stock, par value $0.001 per share (“Class C Common Shares”), of the Corporation and every three (3) shares of Class S common stock, par value $0.001 per share (“Class S Common Shares”), of the Corporation issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined into one (1) issued and outstanding Class C Common Share, par value $0.003 per share, or one (1) Class S Common Share, par value $0.003 per share, as applicable. To the extent applicable, fractional shares will remain issued and outstanding up to the fourth decimal place.

SECOND: The amendment to the Charter set forth in Article FIRST was approved by a majority of the entire Board of Directors of the Corporation and is limited to the change expressly authorized by Section 2-309(e)(2) of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The Charter is hereby amended, effective immediately after the Reverse Stock Split Effective Time, to decrease the par value of the Class C Common Shares of the Corporation and the Class S Common Shares of the Corporation issued and outstanding immediately after the Reverse Stock Split Effective Time from $0.003 per share to $0.001 per share.

FOURTH: The amendment to the Charter set forth in Article THIRD was approved by a majority of the entire Board of Directors of the Corporation and is limited to the change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders.

FIFTH: There has been no increase in the authorized stock of the Corporation effected by the amendments to the Charter as set forth above.

SIXTH: These Articles of Amendment shall become effective at 12:01 a.m. Eastern Time on February 1, 2021 (the “Reverse Stock Split Effective Time”).

SEVENTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 15th day of January, 2021.

ATTEST:    MODIV INC.

By: /s/ RAYMOND J. PACINI    By: /s/ AARON S. HALFACRE
Name: Raymond J. Pacini    Name: Aaron S. Halfacre
Title: Secretary    Title: Chief Executive Officer

EXHIBIT 4.1

Amended and Restated Share Repurchase Program (Class C Common Stock)
Effective February 1, 2021
The shares of Class C common stock (the “Shares”) of Modiv Inc. (the “Corporation” or “our” or “we”) are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list the Shares. In order to provide the Corporation’s stockholders with some liquidity, this Share Repurchase Program (the “Program”) has been adopted to enable stockholders to sell their Shares to the Corporation in limited circumstances. Stockholders may present for repurchase all or a portion of their Shares to the Corporation in accordance with the procedures outlined in this Program. Shares purchased (i) prior to February 1, 2021 must be held for 90 days and (ii) on or after February 1, 2021 must be held for six months, in each case, after they have been issued to the applicable stockholder before the Corporation will accept requests for repurchase, except for Shares acquired pursuant to the Corporation’s distribution reinvestment plan if the applicable stockholder has held their initial investment for at least 90 days, for Shares purchased prior to February 1, 2021, or six months, for Shares purchased on or after February 1, 2021 (the “Minimum Holding Period”). Upon such presentation, the Corporation may, subject to the conditions and limitations described below, repurchase the Shares presented for cash to the extent there are sufficient funds available for the repurchase.
Repurchase Price
The prices at which Shares will be repurchased are as follows:
•    For those Shares held by the stockholder for less than two years, 98% of the most recently published net asset value (“NAV”) per Share; and
•    For those Shares held by the stockholder for at least two years, 100% of the most recently published NAV per Share.
However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.
For purposes of determining the time period a stockholder has held each Share, the time period begins as of the date the stockholder acquired the Share, and the Shares will be repurchased beginning with the longest-held Shares first. As described above, the Shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each Share submitted for repurchase, provided the stockholder has held the Shares for the Minimum Holding Period. Shares acquired pursuant to the distribution reinvestment plan will be repurchased for 100% of the most recently published NAV per share.
Further, in extraordinary circumstances, if the Minimum Holding Period described above would place an undue hardship on a stockholder, management of the Corporation may, in its sole discretion, make exceptions to the Minimum Holding Period.
The NAV and NAV per Share generally will be determined by the Corporation’s board of directors (the “Board”) on a quarterly basis within 45 days following the end of each quarter, barring extenuating circumstances, calculated as of the last day of the prior quarter. In addition, the NAV may be updated by the Board at any time between quarterly calculations of NAV to reflect significant events that have been determined to have had a material impact on NAV.
NAV per Share will be published as follows:
(a)    in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the U.S. Securities and Exchange Commission (the “SEC”);
(b)    in our discretion, in a separate written notice to the stockholders (email or other electronic transmission being sufficient); and
(c)    during any primary offering stage, in our prospectus or private placement memorandum or a supplement or amendment to our prospectus or private placement memorandum; and
(d)    on the Corporation’s website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov) and on the Corporation’s toll-free information line (1-888-686-6348).
Limitations on Repurchase
The Corporation may, but is not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the Corporation’s distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings, and capital transactions such as asset sales or refinancings. The Corporation cannot guarantee that it will have sufficient available cash to accommodate all or any repurchase requests made in any given month.

In addition, the Corporation may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.
The Program will be subject to the following additional limitations on the number of Shares that may be repurchased:
•    Repurchases per month will be limited to no more than 2% of our most recently determined aggregate NAV, and for any calendar quarter will be limited to no more than 5% of our most recently determined aggregate NAV, which means the Corporation will be permitted to repurchase Shares with a value of up to an aggregate limit of approximately 20% of aggregate NAV in any 12-month period.
•    The foregoing repurchase limitations will be based on “net repurchases” during a quarter or month, as applicable. The term “net repurchases” means the excess of Share repurchases (capital outflows) over the proceeds from the sale of Shares (capital inflows) for a given period. Thus, for any given calendar quarter or month, the maximum amount of repurchases during that quarter or month will be equal to (1) 5% or 2% (as applicable) of the most recently determined aggregate NAV, plus (2) proceeds from sales of new Shares in the current offering (including purchases pursuant to our distribution reinvestment plan) since the beginning of a current calendar quarter or month, less (3) repurchase proceeds paid since the beginning of the current calendar quarter or month.
•    Alternatively, the Board may choose whether the 5% quarterly limit will be applied to “gross repurchases,” meaning that amounts paid to repurchase Shares would not be netted against capital inflows. If repurchases for a given quarter are measured on a gross basis rather than on a net basis, the 5% quarterly limit could limit the amount of Shares repurchased in a given quarter despite the Corporation receiving a net capital inflow for that quarter.
•    In order for the Board to change the basis of repurchases from net to gross, or vice versa, the Corporation will provide notice to stockholders (i) in a supplement or amendment to our prospectus or private placement memorandum or current or periodic report filed with the SEC; and (ii) in a press release or on our website, at least ten (10) days before the first business day of the quarter for which the new test will apply. The determination to measure repurchases from a net basis to a gross basis, or vice versa, will only be made for an entire quarter, and not particular months within a quarter.
Procedures for Repurchase
Qualifying stockholders who desire to have their Shares repurchased must give notice as provided on their personal on-line dashboard at www.Modiv.com. All requests for repurchase must be received by the Corporation at least two (2) business days prior to the end of a month in order for the repurchase request to be considered in the following month. Shares repurchase requests may be withdrawn, provided they are received by the Corporation at least two (2) business days prior to the end of a month. Approved repurchase requests will be processed by the third business day after the end of a month in which a request for repurchase was received and not withdrawn.
If, as a result of a request for repurchase, a stockholder will own Shares having a value of less than $1,000 (based on the Corporation’s most-recently published NAV per Share), the Corporation reserves the right to repurchase all of the Shares owned by such stockholder.
As noted above, the Corporation may use cash not otherwise dedicated to a particular use to fund repurchases under the Program. However, management of the Corporation has the discretion to repurchase fewer Shares than have been requested to be repurchased in a particular month or quarter, or to repurchase no Shares at all, in the event that the Corporation lacks readily available funds to do so due to market conditions beyond its control, the need to maintain liquidity for its operations or because management of the Corporation determines that investing in real property or other illiquid investments is a better use of the Corporation’s capital than repurchasing Shares. Any determination to repurchase fewer Shares than have been requested to be repurchased, or to repurchase no Shares at all, may be made immediately prior to the applicable date of repurchase.
In the event that some but not all of the Shares submitted are repurchased in a given period, Shares submitted for repurchase during such period will be repurchased on a pro rata basis, subject to any Extraordinary Circumstance Repurchase (defined below). If, in each of the first two (2) months of a quarter, the 2% monthly repurchase limit is reached and repurchases are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will be less than 2% of aggregate NAV because repurchases for that month, combined with repurchases for the two previous months, cannot exceed 5% of aggregate NAV.
The Corporation has the discretion, but not the obligation, under extraordinary market or economic circumstances, to make a special repurchase in equal, nominal quantities of shares from all stockholders who have submitted share repurchase requests during the period (“Extraordinary Circumstance Repurchase”). Extraordinary Circumstance Repurchases will precede any pro rata share repurchases that may be made during the period.
All unsatisfied repurchase requests must be resubmitted at the start of the next month or quarter, or upon the recommencement of the Program (in the event of its suspension), as applicable, to be eligible for repurchase in a later month. Within three business days after a stockholder repurchase request becomes fully or partially unsatisfied, the Corporation will notify the stockholder by email that the unsatisfied portion of the request must be resubmitted.

The Shares repurchased under the Program will be cancelled and will return to the status of authorized but unissued Shares. We do not intend to resell such Shares to the public unless they are first registered with the SEC under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise sold in compliance with such laws.
We will not pay to our Board or any affiliates any fees to complete any transactions under the Program.
Amendment, Suspension or Termination of Program, Notice and Governing Law
The Board may amend, suspend or terminate the Program without stockholder approval upon 10 days’ notice, if the Board believes such action is in the best interests of stockholders and the Corporation, including because Share repurchases place an undue burden on our liquidity, adversely affect our operations, adversely affect stockholders whose Shares are not repurchased, or if the Board determines that the funds otherwise available to fund our Share repurchases are needed for other purposes. The Program will immediately terminate if the Corporation’s shares are listed on any national securities exchange. In addition, the Board may amend, suspend or terminate the Program for any reason, including due to changes in law or regulation, or if the Board becomes aware of undisclosed material information that it believes should be publicly disclosed before Shares are repurchased. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions or termination of the Program, will be promptly disclosed (i) in a supplement or amendment to our prospectus or private placement memorandum, if applicable, (ii) in a current or periodic report filed with SEC, and (iii) on the Corporation’s website.
The Program shall be governed by the laws of the State of Maryland.

EXHIBIT 4.2

Amended and Restated Share Repurchase Program (Class S Common Stock)

Effective February 1, 2021
The shares of Class S common stock (the “Shares”) of Modiv Inc. (the “Corporation” or “our” or “we”) are currently not listed on a national securities exchange or included for quotation on a national securities market, and currently there is no intention to list the Shares. In order to provide the Corporation’s stockholders with some liquidity, this Share Repurchase Program (the “Program”) has been adopted to enable stockholders to sell their Shares to the Corporation in limited circumstances. Stockholders may present for repurchase all or a portion of their Shares to the Corporation in accordance with the procedures outlined in this Program. Upon such presentation, the Corporation may, subject to the conditions and limitations described below, repurchase the Shares presented for cash to the extent there are sufficient funds available for the repurchase.
Repurchase Price
Provided the Shares have been held by the stockholder for at least one year (the “Minimum Holding Requirement”), the Shares would be repurchased at a price equal to 100% of the most recently published net asset value (“NAV”) per Share.
However, at any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per-share offering price.
For purposes of determining the time period a stockholder has held each Share, the time period begins as of the date the stockholder acquired the Share, and the Shares will be repurchased beginning with the longest-held Shares first.
Further, in extraordinary circumstances, if the Minimum Holding Period described above would place an undue hardship on a stockholder, management of the Corporation may, in its sole discretion, make exceptions to the Minimum Holding Period.
The NAV and NAV per Share generally will be determined by the Corporation’s board of directors (the “Board”) on a quarterly basis within 45 days following the end of each quarter, barring extenuating circumstances, calculated as of the last day of the prior quarter. In addition, the NAV may be updated by the Board at any time between quarterly calculations of NAV to reflect significant events that have been determined to have had a material impact on NAV.
NAV per Share will be published as follows:
(a)    in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the U.S. Securities and Exchange Commission (“SEC”);
(b)    in a supplement to the prospectus or offering memorandum for the offering of the Shares (the “Offering Memorandum”), if applicable;
(c)    in our discretion, in a separate written notice to the stockholders (email or other electronic transmission being sufficient); and
(d)    on the Corporation’s website (such information may be provided by means of a link to our public filings on the SEC’s website, www.sec.gov) and on the Corporation’s toll-free information line (1-888-686-6348).
Limitations on Repurchase
The Corporation may, but is not required to, use available cash not otherwise dedicated to a particular use to pay the repurchase price, including cash proceeds generated from the Corporation’s distribution reinvestment plan, securities offerings, operating cash flow not intended for distributions, borrowings and capital transactions, such as asset sales or refinancings. The Corporation cannot guarantee that it will have sufficient available cash to accommodate all or any repurchase requests made in any given month.
In addition, the Corporation may not repurchase shares in an amount that would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.
Additional limitations on Share repurchases under the Program are as follows:
•Repurchases per month will be limited to no more than 2% of our most recently determined aggregate NAV, and for any calendar quarter will be limited to no more than 5% of our most recently determined aggregate NAV, which means the Corporation will be permitted to repurchase Shares with a value of up to an aggregate limit of approximately 20% of aggregate NAV in any 12-month period.
•The foregoing repurchase limitations will be based on “net repurchases” during a quarter or month, as applicable. The term “net repurchases” means the excess of Share repurchases (capital outflows) over the proceeds from the sale of Shares (capital inflows) for a given period. Thus, for any given calendar quarter or month, the maximum amount of repurchases during that quarter or month will be equal to (1) 5% or 2% (as applicable) of the most recently determined aggregate NAV, plus (2) proceeds from sales of new shares in the current offering (including purchases pursuant to our distribution reinvestment plan) since the beginning of a current calendar quarter or month, less (3) repurchase proceeds paid since the beginning of the current calendar quarter or month.
•Alternatively, the Board may choose whether the 5% quarterly limit will be applied to “gross repurchases,” meaning that amounts paid to repurchase Shares would not be netted against capital inflows. If repurchases for a given quarter are measured on a gross basis rather than on a net basis, the 5% quarterly limit could limit the amount of shares repurchased in a given quarter despite the Corporation receiving a net capital inflow for that quarter.
•In order for the Board to change the basis of repurchases from net to gross, or vice versa, the Corporation will provide notice to stockholders (i) in a supplement to the Offering Memorandum for the offering of the Shares or current or periodic report filed with the SEC; and (ii) in a press release or on our website, at least ten (10) days before the first business day of the quarter for which the new test will apply. The determination to measure repurchases from a net basis to a gross basis, or vice versa, will only be made for an entire quarter, and not particular months within a quarter.
Procedures for Repurchase
Qualifying stockholders who desire to have their Shares repurchased must give notice as provided on their personal on-line dashboard at www.Modiv.com. All requests for repurchase must be received by the Corporation at least two (2) business days prior to the end of a month in order for the repurchase request to be considered for the following month. Share repurchase requests may be withdrawn, provided they are received by the Corporation at least two (2) business days prior to the end of a month. Approved repurchase requests will be processed on the third business day after the end of a month in which a request for repurchase was received and not withdrawn.
If, as a result of a request for repurchase, a stockholder will own Shares having a value of less than $1,000 (based on the Corporation’s most-recently published NAV per Share), the Corporation reserves the right to repurchase all of the Shares owned by such stockholder.
As noted above, the Corporation may use cash not otherwise dedicated to a particular use to fund repurchases under the Program. However, management of the Corporation has the discretion to repurchase fewer Shares than have been requested to be repurchased in a particular month or quarter, or to repurchase no Shares at all, in the event that the Corporation lacks readily available funds to do so due to market conditions beyond its control, the need to maintain liquidity for its operations or because management of the Corporation determines that investing in real property or other illiquid investments is a better use of the Corporation’s capital than repurchasing the Shares. Any determination to repurchase fewer Shares than have been requested to be repurchased, or to repurchase no Shares at all, may be made immediately prior to the applicable date of repurchase.
In the event that some but not all of the Shares submitted are repurchased in a given period, Shares submitted for repurchase during such period will be repurchased on a pro rata basis, subject to any Extraordinary Circumstance Repurchase (defined below). If, in each of the first two (2) months of a quarter, the 2% monthly repurchase limit is reached and repurchases are reduced pro rata for such months, then in the third and final month of that quarter, the applicable limit for such month will be less than 2% of aggregate NAV because repurchases for that month, combined with repurchases for the two previous months, cannot exceed 5% of aggregate NAV.
The Corporation has the discretion, but not the obligation, under extraordinary market or economic circumstances, to make a special repurchase in equal, nominal quantities of shares from all stockholders who have submitted share repurchase requests during the period (“Extraordinary Circumstance Repurchase”). Extraordinary Circumstance Repurchases will precede any pro rata share repurchases that may be made during the period.
All unsatisfied repurchase requests must be resubmitted at the start of the next month or quarter, or upon the recommencement of the Program (in the event of its suspension), as applicable, to be eligible for repurchase in a later month. Within three business days after a stockholder repurchase request becomes fully or partially unsatisfied, the Corporation will notify the stockholder by email that the unsatisfied portion of the request must be resubmitted.
The Shares repurchased under the Program will be cancelled and will return to the status of authorized but unissued Shares. We do not intend to resell such Shares to the public unless they are first registered with the SEC under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise sold in compliance with such laws.
We will not pay to our Board or any affiliates any fees to complete any transactions under the Program.

Amendment, Suspension or Termination of Program, Notice and Governing Law
The Board may amend, suspend or terminate the Program without stockholder approval upon 10 days’ notice, if the Board believes such action is in the best interests of stockholders and the Corporation, including because Share repurchases place an undue burden on our liquidity, adversely affect our operations, adversely affect stockholders whose shares are not repurchased, or if the Board determines that the funds otherwise available to fund our Share repurchases are needed for other purposes. The Share Repurchase Program will immediately terminate if the Corporation’s shares are listed on any national securities exchange. In addition, the Board may amend, suspend or terminate the Program for any reason, including due to changes in law or regulation, or if the Board becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Material modifications, including any reduction to the monthly or quarterly limitations on repurchases, and suspensions of the Program, will be promptly disclosed (i) in a supplement to the Offering Memorandum for the offering of the Shares, if applicable, (ii) in a current or periodic report filed with SEC, and (iii) on the Corporation’s website.
The Program shall be governed by the laws of the State of Maryland.

EXHIBIT 10.1

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
MODIV OPERATING PARTNERSHIP, LP
Rich Uncles NNN Operating Partnership, LP, was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on January 28, 2016. This Third Amended and Restated Limited Partnership Agreement (“Agreement”) is entered into effective as of February 1, 2021, among Modiv Inc., a Maryland corporation (the “General Partner”) and the Limited Partners party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.
WHEREAS, the General Partner and Rich Uncles NNN LP, LLC (the “Original Limited Partner”) entered into that certain Agreement of Limited Partnership of Rich Uncles NNN Operating Partnership, LP, dated as of May 24, 2016, pursuant to which the Partnership was formed (the “Original Agreement”);
WHEREAS, the General Partner and the Original Limited Partner entered into an Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 11, 2017 (the “First Amended and Restated Agreement”), to amend and restate the Original Agreement;
WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among the General Partner, Rich Uncles Real Estate Investment Trust I (“REIT I”), and Katana Merger Sub, LP, a subsidiary of the General Partner (“Merger Sub”), and the Partnership, on December 31, 2019, REIT I merged with and into Merger Sub (the “REIT Merger”), with Merger Sub continuing as the surviving entity;
WHEREAS, pursuant to that certain Contribution Agreement by and among the Partnership, the General Partner, BrixInvest, LLC (“BrixInvest”), and Daisho OP Holdings, LLC (“Daisho”), BrixInvest and Daisho contributed certain assets to the Partnership (the “Contribution Transaction”), including all of Daisho’s right, title, and interest in all of the membership interests in modiv LLC;
WHEREAS, on December 31, 2019, a certificate of amendment was filed with the Delaware Secretary of State, changing the name of the Partnership from “Rich Uncles NNN REIT Operating Partnership” to “RW Holdings NNN REIT Operating Partnership;”
WHEREAS, on December 31, 2019, the General Partner and the Limited Partners amended and restated the First Amended and Restated Agreement in order to, among other things, reflect the name change of the Partnership to “RW Holdings NNN REIT Operating Partnership, LP,” reclassify the existing Partnership Interests into “Partnership Units” of corresponding Classes, to set forth the terms of the Class M Units (as defined herein) issued to Daisho in the Contribution Transaction and the Class P Units (as defined herein) issued to the Key Employees (as defined herein), (or their Affiliates, as applicable), to admit Daisho as a Limited Partner, to admit the Key Employees (or their Affiliates, as applicable) as holders of “profits interests” in the Partnership, to make other updates to reflect the effects of the Merger and the Contribution Transaction, and make other conforming changes;
WHEREAS, on January 22, 2021, a certificate of amendment was filed with the Delaware Secretary of State, changing the name of the Partnership from “RW Holdings NNN REIT Operating Partnership, LP” to “Modiv Operating Partnership, LP”; and
WHEREAS, the General Partner and the Limited Partners now desire to amend and restate the Second Amended and Restated Agreement in order to, among other things, reflect the name change of the Partnership to “Modiv Operating Partnership, LP”, to set forth the terms of the Class R Units (as defined herein) issued to the Key Employees (as defined herein), (or their Affiliates, as applicable), and all other Employees (as defined herein), (or their Affiliates, as applicable), to admit the Key Employees (or their Affiliates, as applicable) and all other Employees (or their Affiliates, as applicable) as holders of “profits interests” in the Partnership, to make other updates and make other conforming changes.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Second Amended and Restated Agreement in its entirety and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:
ARTICLE 1
DEFINED TERMS
The following defined terms used in this Agreement shall have the meanings specified below:
Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.
Additional Funds has the meaning set forth in Section 4.3.
Additional Securities means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.2(a)(ii).
Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.701-4(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
Administrative Expenses means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.
Affiliate or Affiliated means, as to any other Person, any of the following:
(a) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person;
(b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;
(c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;
(d) any executive officer, director, trustee or general partner of such other Person; and
(e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Agreed Value means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the General Partner and Limited Partners, number of Partnership Units issued to each of them, and their respective Capital Contributions as of the date of contribution is set forth on Exhibit A.
Agreement means this Third Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

Articles of Incorporation means the General Partner’s Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.
Capital Account has the meaning provided in Section 4.4 hereof.
Capital Contribution means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.
Cash Amount means an amount of cash equal to the product of the Value of one REIT Share and the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange.
Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.
Class C REIT Shares means the REIT Shares classified as Class C common stock in the Articles of Incorporation.
Class C Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class C Unit as provided in this Agreement.
Class M Unit means a Partnership Unit representing a Limited Partnership Interest issued to Daisho OP Holdings, LLC pursuant to the Contribution Agreement and having the rights, privileges, limitations, and restrictions described on Exhibit C.
Class P Unit means a Partnership Unit representing a Limited Partnership Interest issued to Key Employees (or an Affiliate of a Key Employee) pursuant to the terms of each Key Employee’s (or such Affiliate’s, as the case may be) restricted unit award agreement and having the rights, privileges, limitations, and restrictions described on Exhibit D.
Class R Unit means a Partnership Unit representing a Limited Partnership Interest issued to Key Employees (or an Affiliate of a Key Employee) and all other Employees pursuant to the terms of each Employee’s (or such Affiliate’s, as the case may be) restricted unit award agreement and having the rights, privileges, limitations, and restrictions described on Exhibit F.
Class S Offering Expenses means any commissions and fees payable to brokers or other persons that are related, directly or indirectly, to a Class S Unit.
Class S REIT Shares means the REIT Shares classified as Class S common stock in the Articles of Incorporation.
Class S Unit means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.
Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.
Common Stockholders means holders of REIT Shares.
Common Unit means a Partnership Unit that is a Class C Unit, Class M Unit, Class S Unit, or such additional class of units as may be created and designated as “common units” pursuant to the terms hereof.
Contribution Agreement means that certain Contribution Agreement by and among the Partnership, Daisho OP Holdings, LLC, and various other parties dated September 19, 2019.

Conversion Factor means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a Distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination. A separate Conversion Factor shall be determined for each class of Partnership Units by taking into account only the outstanding REIT Shares having the same class designation as the applicable class of Partnership Units.
Designated Individual has the meaning set forth in Section 10.5(a) hereof.
Distributions means any dividends or other distributions of money or other property paid by the General Partner to the holders of its REIT Shares, including dividends that may constitute a return of capital for federal income tax purposes.
Employee means each employee of modiv, LLC as of February 1, 2021, collectively, “Employees”.
Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
Exchanged REIT Shares has the meaning set forth in Section 7.1(e) hereof.
Exchange Right has the meaning provided in Section 8.4(a) hereof.
Exchanging Partner has the meaning provided in Section 8.4(a) hereof.
GAAP means generally accepted accounting principles consistently applied as used in the United States.
General Partner means Modiv Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.
General Partnership Interest means a Partnership Interest held by the General Partner that is a general partnership interest. The number of Common Units held by the General Partner equal to one percent (1%) of all outstanding Common Units from time to time is hereby designated as the General Partnership Interest.
Indemnitee means (i) the General Partner or a director, officer or employee of the General Partner or Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

Independent Director means a director of the General Partner who is not an officer or employee of the General Partner and meets the requirements for independence as defined by the General Partner’s Articles of Incorporation.
IRS means the Internal Revenue Service.
Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the General Partner or the Partnership is a co-venturer or general partner which are established to acquire Properties.
Key Employee means each of Aaron S. Halfacre and Raymond J. Pacini, collectively, the “Key Employees”.
Limited Partner means any Person named as a Limited Partner on the signature pages hereto or on Exhibit A attached hereto, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.
Limited Partnership Interest means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.
Listing means the approval of the REIT Shares, issued by the General Partner pursuant to an effective registration statement, on a National Securities Exchange. Upon Listing, the shares shall be deemed Listed.
Loss has the meaning provided in Section 5.1(f) hereof.
National Securities Exchange means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.
Net Sale Proceeds means in the case of a transaction described in clause (a) of the definition of Sale, the net proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Partnership. In the case of a transaction described in clause (b) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Partnership in connection with such transaction. In the case of a transaction described in clause (c) of such definition, Net Sale Proceeds means the net proceeds of any such transaction actually distributed to the Partnership from the Joint Venture less any expenses incurred by the Partnership in connection with such transaction. In the case of a transaction or series of transactions described in clause (d) of the definition of Sale, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all commissions and closing costs paid by the Partnership. In the case of a transaction described in clause (e) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Partnership in connection with such transaction. Net Sale Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the General Partner, in its capacity as general partner of the Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sale Proceeds shall be calculated after repayment of any outstanding indebtedness secured by the asset disposed of in the sale.
Notice of Conversion means the Notice of Exercise of conversion right substantially in the form attached as Exhibit E hereto.
Notice of Exchange means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.
Offer has the meaning set forth in Section 7.1(b)(ii) hereof.
Offering means an offering of Stock that is either (a) registered with the SEC, or (b) exempt from such registration, excluding Stock offered under any employee benefit plan.
Opt-out Election has the meaning set forth in Section 10.5(c) hereof.

Partner means any General Partner or Limited Partner.
Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).
Partnership means Modiv Operating Partnership, LP, a Delaware limited partnership.
Partnership Interest means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).
Partnership Record Date means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a Distribution to the Stockholders of some or all of its portion of such distribution.
Partnership Representative has the meaning set forth in Section 10.5(a) hereof.
Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including Class C Units, Class M Units, Class P Units, Class R Units and Class S Units. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof, the General Partner may, without notification to or consent of the Limited Partners, designate any Partnership Units, when issued, as Common Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units of each class among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.
Partnership Year means the fiscal year of the Partnership, which shall be the calendar year.
Percentage Interest means as to a Partner, with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding.
Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.
Profit has the meaning provided in Section 5.1(f) hereof.
Property or Properties means the real properties or real estate investments which are acquired by the General Partner either directly or through the Partnership, Joint Ventures, partnerships or other entities.
Push-out Election has the meaning set forth in Section 10.5(c) hereof.
Received REIT Shares has the meaning set forth in Section 7.1(e) hereof.
Regulations means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

Regulatory Allocations has the meaning set forth in Section 5.1(i) hereof.
REIT means a real estate investment trust under Sections 856 through 860 of the Code.
REIT Expenses means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any Offering and registration of securities or exemption from registration by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and sales commissions applicable to any such Offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC and any National Securities Exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.
REIT Share means a share of common stock, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), including Class C REIT Shares and Class S REIT Shares, the terms and conditions of which are set forth in the Articles of Incorporation.
REIT Shares Amount means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.
Sale or Sales means any transaction or series of transactions whereby: (a) the Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Partnership.
SEC means the Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Specified Exchange Date means the first business day of the month that is at least 60 business days after the receipt by the General Partner of a Notice of Exchange or a Notice of Conversion.
Stock means shares of stock of the General Partner of any class or series, including REIT Shares, preferred stock or shares-in-trust.
Stockholders means the registered holders of the General Partner’s Stock.

Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.
Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.
Substitute Limited Partner means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.
Successor Entity has the meaning provided in the definition of “Conversion Factor” contained herein.
Surviving General Partner has the meaning set forth in Section 7.1(c) hereof.
Transaction has the meaning set forth in Section 7.1(b) hereof.
Transfer has the meaning set forth in Section 9.2(a) hereof.
Value means, with respect to REIT Shares, the average of the daily market price of such REIT Share for the ten (10) consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the REIT Shares are Listed, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the REIT Shares are not Listed, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not Listed and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.
ARTICLE 2
PARTNERSHIP FORMATION AND IDENTIFICATION
2.1.    Formation. The Partnership was formed as a limited partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.
2.2.    Name, Office and Registered Agent. The name of the Partnership is Modiv Operating Partnership, LP. The specified office and place of business of the Partnership shall be 120 Newport Center Drive, Newport Beach, California 92660. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is Corp2000, 838 Walker Road, Suite 21-2, Dover, Kent County, Delaware 19904. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.
2.3.    Partners
(a)    The General Partner of the Partnership is Modiv Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.
(b)    The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.
2.4.    Term and Dissolution

(a)    The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:
(i)    The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;
(ii)    The passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);
(iii)    The exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner) for REIT Shares or the securities of any other entity; or
(iv)    The election by the General Partner that the Partnership should be dissolved.
(b)    Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.
2.5.    Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.
2.6.    Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:
This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, as amended from time to time.
2.7.    REIT Compliance. The Partners acknowledge that the General Partner intends to continue to qualify at all times as a REIT, and that the ability of the General Partner to qualify as a REIT will depend upon the nature of the Partnership’s operations. Accordingly, and notwithstanding anything to the contrary otherwise contained in this Agreement, the business and activities of the Partnership (including the business and activities of any subsidiary) are intended to be conducted as if the Partnership were itself a REIT, and in a manner that will permit the General Partner to maintain its qualification as a REIT. To this end, the Partnership and its subsidiaries will operate in such a manner such that the Partnership, assuming it were a REIT, (i) would satisfy the requirements for an entity to be qualified and taxed as a REIT pursuant to Sections 856 through 860 of the Code and applicable Regulations related thereto, and (ii) avoid incurring any taxes under Section 857 or Section 4981.

2.8.    REIT Merger. Notwithstanding any other provision to the contrary in this Agreement, in no event shall the Partnership take any action that could in the opinion of the legal counsel of the Partnership cause the REIT Merger to not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE 3
BUSINESS OF THE PARTNERSHIP
The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
ARTICLE 4
CAPITAL CONTRIBUTIONS AND ACCOUNTS
4.1.    Capital Contributions. The General Partner and Limited Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.
4.2.    Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.
(a)    Issuances of Additional Partnership Interests.
(i)    General. The General Partner is hereby authorized to cause the Partnership to authorize, create, designate and issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without notification to or the approval of any Limited Partner. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any Common Units, all as shall be determined by the General Partner in its sole and absolute discretion and without notification to or the approval of any Limited Partner, subject to Delaware law, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:
(1)    (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the partnership in accordance with this Section 4.2 (without limiting the foregoing, for example, the Partnership shall issue Partnership Interests consisting of Class C Units to the General Partner in connection with the issuance of Class C REIT Shares and shall issue Partnership Interests consisting of Class S

Units to the General Partner in connection with the issuance of Class S REIT Shares) and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner.
(2)    the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or
(3)    additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.
In addition, the General Partner may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.
Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.
(ii)    Upon Issuance of Additional Securities. The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly through the General Partner, to the Partnership (without limiting the foregoing, for example, the Partnership shall issue Limited Partnership Interests consisting of Class C Units to the General Partner in connection with the issuance of Class C REIT Shares and shall issue Limited Partnership Interests consisting of Class S Units to the General Partner in connection with the issuance of Class S REIT Shares); provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the General Partner’s Articles of Incorporation). Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares of any class for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership, the General Partner shall be issued a number of additional Partnership Units having the same class designation as the issued REIT Shares equal to the product of (A) the number of such REIT Shares of that class issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor for that class of Partnership Units in effect on the date of such contribution.
(b)    Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section

4.2(a) hereof, and any such expenses shall be allocable solely to the class of Partnership Units issued to the General Partner at such time.
4.3.    Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.
4.4.    Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) a Partnership Interest (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.
4.5.    Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part of the year shall be based on the adjusted Percentage Interests.
4.6.    No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.
4.7.    Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.
4.8.    No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.
ARTICLE 5
PROFITS AND LOSSES; DISTRIBUTIONS
5.1.    Allocation of Profit and Loss.
(a)    General. After giving effect to the special allocations set forth in Sections 5.1(b) and 5.1(c), the Partnership’s Profits and Losses shall be allocated among the Partners in each taxable year (or portion thereof) as provided below.
(i)    Profits. Profits shall be allocated:
(A)    First, to the General Partner to the extent that Losses previously allocated to the General Partner pursuant to Section 5.1(a)(ii)(C) below exceed Profits previously allocated to the General Partner pursuant to this Section 5.1(a)(i)(B);
(B)    second, to those Partners, including the General Partner, holding Common Units who have been allocated Losses pursuant to Section 5.1(a)(ii)(A) below in excess of Profits previously allocated to such Partners pursuant to this Section 5.1(a)(i)(C) (and as among such Partners, in proportion to their respective excess amounts); and
(C)    third, to the Partners in accordance with their respective Percentage Interests.
(ii)    Losses. Losses shall be allocated:
(A)    First, to the Partners, including the General Partner, in accordance with their respective Percentage Interests, until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner is reduced to zero; and
(B)    second, to the General Partner.
(b)    Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” within the meaning of Regulations Section 1.704-2(b)(4) to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.
(c)    Qualified Income Offset. If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d); provided, that an allocation pursuant to this Section 5.1(c) shall be made only if and to the extent that such Partner would have a deficit Capital Account balance after all other allocations provided for in Article 5 have been tentatively made as if this Section 5.1(c) were not in this Agreement. This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(d)    Reserved.
(e)    Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.
(f)    Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c) or 5.1(d). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner, in its sole and absolute discretion, shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.
(g)    Curative Allocations. The allocations set forth in Section 5.1(b) and (c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1(a) and 5.1(e).
(h)    Special Allocations of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the General Partner are allocable to a specific class or classes of REIT Shares as provided in the General Partner’s prospectus, such items, or an amount equal thereto, shall be specially allocated to the class or classes of Partnership Units corresponding to such class or classes of REIT Shares. To the extent the Partnership pays any Class S Offering expenses on behalf of or with respect to any Partner, the amount of such payments shall constitute an advance by the Partnership to such Partner and shall be repaid to the Partnership by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner. Alternatively, the General Partner may, in its sole discretion, treat such advance as a return of capital.
(i)    Allocation of Excess Nonrecourse Liabilities. All excess nonrecourse liabilities of the Partnership shall be allocated in accordance with such Partner’s “interests in Partnership profits” as defined in Regulations Section 1.752-3(a)(3).

(j)    Allocations to Ensure Intended Results. Recognizing the complexity of the allocations pursuant to this Article V, the General Partner is authorized to modify these allocations (including by making allocations of gross items of income, gain, loss or deduction rather than allocations of net items) to ensure that they achieve the intended results, to the extent permitted by Section 704(b) of the Code and the Regulations thereunder.
5.2.    Distributions.
(a)    Cash Available for Distribution. The Partnership shall distribute cash (other than Net Sale Proceeds) on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the holders of the Common Units (other than the Class M Units) who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), including the General Partner, in proportion to their respective Percentage Interests (such calculation to exclude any Percentage Interest held by the Class M Units) in the Common Units on the Partnership Record Date; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the next day after a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest (or relating to the Partnership Record Date if such Partnership Interest was acquired on a Partnership Record Date) shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date.
(b)    Net Sale Proceeds. Net Sale Proceeds shall be distributed 100% to the Partners who are Partners on the Partnership Record Date in accordance with their respective Percentage Interests on the Partnership Record Date.
(c)    Tax Distributions. At the election of the General Partner, the General Partner may, in its sole and absolute discretion, cause the Partnership to distribute to the Partners with respect to each fiscal period of the Partnership an amount of cash (a “Tax Distribution”) which in the good faith judgment of the General Partner equals (i) the amount of taxable income, if any, allocable to the Partners in respect of such fiscal period, multiplied by (ii) the combined maximum federal, state and local income tax rate (such rates being calculated at the highest rates without regard to such Partner being an individual or corporate Partner) to be applied with respect to such taxable income for any Partner (or, if any Partner is a pass-through entity for federal income tax purposes, any Person owning an equity interest in such Partner) (“Applicable Tax Rate”), with such distribution to be made to the Partners in the same proportions that taxable income shall be allocable to the Partners during such fiscal period. Tax Distributions, if any, shall be made prior to the Company making any Distributions pursuant to Section 5.2(a).
(d)    Withholding; Partnership Loans. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the excess of the amount required to be withheld over the actual amount to be distributed shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the

General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.
Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.
(e)    Limitation on Distributions. In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.
5.3.    REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay stockholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.
5.4.    No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.
5.5.    Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.
5.6.    Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments have been made in accordance with Sections 4.4, 5.1 and 5.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.
5.7.    Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.
ARTICLE 6
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER
6.1.    Management of the Partnership.
(a)    Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership or any Subsidiary:
(i)    to acquire, purchase, own, operate, lease and dispose of (other than in a “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code) any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii)    to develop land, construct buildings and make other improvements on the properties owned or leased by the Partnership;
(iii)    to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;
(iv)    to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;
(v)    to pay, either directly or by reimbursement, for all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;
(vi)    to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;
(vii)    to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;
(viii)    to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;
(ix)    to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;
(x)    to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;
(xi)    to make or revoke any available elections for federal, state, or local income tax purposes, including an election pursuant to Section 754 of the Code relating to certain adjustments to the basis of the Partnership’s assets;
(xii)    to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;
(xiii)    to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;
(xiv)    to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;
(xv)    to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)    to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;
(xvii)    to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;
(xviii)    to distribute Partnership cash or other Partnership assets in accordance with this Agreement;
(xix)    to form or acquire an interest in, and contribute property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);
(xx)    to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;
(xxi)    to merge, consolidate or combine the Partnership with or into another Person;
(xxii)    to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and
(xxiii)    to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.
(b)    Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
6.2.    Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.
6.3.    Indemnification and Exculpation of Indemnitees.
(a)    The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise.
Notwithstanding the foregoing, the Partnership shall not provide for indemnification for an Indemnitee for any liability or loss suffered by any of them in contravention of Delaware law and unless all of the following conditions are met:
(i)    The Indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Partnership.
(ii)    The Indemnitee was acting on behalf of or performing services for the Partnership.
(iii)    Such liability or loss was not the result of:

(A)    In the case of an Indemnitee who is not an Independent Director, negligence or misconduct by the Indemnitee; or
(B)    In the case of an Independent Director, the gross negligence or willful misconduct by the Independent Director.
Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.
(b)    Notwithstanding the foregoing, the Partnership shall not indemnify an Indemnitee or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.
(c)    The Partnership shall pay or reimburse reasonable legal expenses and other costs incurred by the Indemnitee in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Act) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, (b) the legal proceeding was initiated by a third party who is not a Limited Partner or, if by a Limited Partner acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (c) the Indemnitee undertakes to repay the amount paid or reimbursed by the Partnership, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee is not entitled to indemnification.
(d)    The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(e)    The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(f)    For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(g)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(h)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(i)    The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(j)    Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

6.4.    Liability of the General Partner.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.
(b)    The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partner shall be resolved in favor of the stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.
(c)    Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.
(d)    Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.
(e)    Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.
6.5.    Reimbursement of General Partner.
(a)    Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)    The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses, provided, however, that any such reimbursement shall not exceed five percent (5%) of the gross income of the General Partner to the extent that all or any portion of the reimbursement is treated as a gross income to the REIT.
6.6.    Outside Activities. Subject to the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.
6.7.    Employment or Retention of Affiliates.
(a)    Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.
(b)    The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(c)    The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.
(d)    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.
6.8.    General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of properties, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.
6.9.    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
6.10.    Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares (without limiting the foregoing, for example, the Partnership shall purchase from the General Partner Partnership Interests consisting of Class C Units in connection with the exchange of Class C REIT Shares and shall purchase from the General Partner Partnership Interests consisting of Class S Units in connection with the exchange of Class S REIT Shares). Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor (without limiting the foregoing, for example, the Partnership shall redeem from the General

Partner Partnership Interests consisting of Class C Units in connection with the exchange of Class C REIT Shares and shall redeem from the General Partner Partnership Interests consisting of Class S Units in connection with the exchange of Class S REIT Shares).
ARTICLE 7
CHANGES IN GENERAL PARTNER
7.1.    Transfer of the General Partner’s Partnership Interest.
(a)    The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.1(b), (c) or (d).
(b)    Except as otherwise provided in Section 7.1(c) or (d) hereof or with respect to the REIT Merger, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:
(i)    the approval of the holders of a majority of the Common Units (excluding the Class M Units) is obtained;
(ii)    as a result of such Transaction all Limited Partners will receive for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or
(iii)    the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.
(c)    Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.4 hereof so as to approximate the existing rights and obligations set forth in Section 8.4 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner shall use commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the General Partner’s board of directors’ fiduciary duties to the stockholders of the General Partner under applicable law. Notwithstanding anything herein to the contrary, if after using such commercially reasonable efforts to avoid causing the Limited Partners to recognize gain for federal income tax purposes the General Partner determines, in its sole and absolute discretion, that it (i) is not possible to structure such transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes or (ii) that the structure required to avoid causing the Limited Partners to recognize gain for federal income tax purposes would be unduly burdensome to the General Partner, nothing in this provision shall be construed so as to preclude the General Partner from proceeding with and consummating such transaction.
(d)    Notwithstanding Section 7.1(b),
(i)    a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and
(ii)    the General Partner may engage in Transactions not required by law or by the rules of any National Securities Exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.
(e)    If the General Partner exchanges any REIT Shares of any class (“Exchanged REIT Shares”) for REIT Shares of a different class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange a number of Partnership Units having the same class designation as the Exchanged REIT Shares, as determined based on the application of the Conversion Factor, for Partnership Units having the same class designation as the Received REIT Shares on the same terms that the General Partner exchanged the Exchanged REIT Shares. The exchange of Units shall occur automatically after the close of business on the applicable date of the exchange of REIT Shares, as of which time the holder of class of Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Partnership with the issuance, as of the opening of business on the next day, of the applicable number of Units having the same designation as the Received REIT Shares.
7.2.    Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:
(a)    the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;
(b)    if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and
(c)    counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.
7.3.    Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.
(a)    Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.
(b)    Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.
7.4.    Removal of a General Partner.
(a)    Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.
(b)    If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than twenty percent (20%) of the amount of the lower appraisal, the two (2) appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third (3rd) appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.
(c)    The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).
(d)    All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS
8.1.    Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.
8.2.    Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.
8.3.    Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.
8.4.    Exchange Right.
(a)    Subject to Sections 8.4(b), 8.4(c), 8.4(d), and 8.4(e) and the provisions of any agreements between the Partnership and one or more holders of Common Units with respect to Common Units held by them (including, without limitation, Exhibit C, Exhibit D and Exhibit F), each holder of Common Units shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that such Common Units shall have been outstanding for at least one year (inclusive of any Partner’s holding period for any Class M Units, Class P Units or Class R Units converted into Class C Units). The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.4(b); and provided, further, that no holder of Common Units may deliver more than two (2) Notices of Exchange during each calendar year. A Limited Partner may not exercise the Exchange Right for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date. For the avoidance of doubt, the Exchange Right shall not apply to Class M Units, Class P Units or Class R Units, it being understood that the Class M Units, the Class P Units and the Class R Units must convert to Class C Units in accordance with the terms of Exhibit C, Exhibit D and Exhibit F (as applicable) prior to exercising the Exchange Right.
(b)    Notwithstanding the provisions of Section 8.4(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. Without limiting the foregoing, if the General Partner elects to purchase such Common Units by paying the REIT Shares Amount to the Exchanging Partner, the General Partner shall purchase either (i) Limited Partnership Interests consisting of Class C Units, Class M Units, Class P Units or Class R Units (in each case, if eligible) which shall be exchanged for Class C REIT Shares and/or (ii) Limited Partnership Interests consisting of Class S Units which shall be exchanged for Class S REIT Shares, as applicable. The class of the shares purchased by the General Partner and exchanged by the Exchanging Partner shall be designated on the Notice of Exchange. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.4(b) with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five (5) Business Days after the receipt by the General Partner of such Notice of Exchange. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 8.4(b), the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.4(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner, as the case may be. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.
(c)    Notwithstanding the provisions of Section 8.4(a) and 8.4(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.4(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.4(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limit (as defined in the Articles of Incorporation and calculated in accordance therewith), except as provided in the Articles of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation, (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, directly or constructively, nine and nine-tenths percent (9.9%) or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code (v) cause the General Partner to be treated as a “successor corporation” to Rich Uncles Real Estate Investment Trust I, an unincorporated California association, within the meaning of Section 856(g)(3) of the Code, or (vi) adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.4(c).
(d)    Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to an additional one hundred eighty (180) days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use commercially reasonable efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible.
(e)    Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under section 7704 of the Code.
(f)    Each Limited Partner covenants and agrees with the General Partner that all Common Units delivered for exchange shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

ARTICLE 9
TRANSFERS OF LIMITED PARTNERSHIP INTERESTS
9.1.    Purchase for Investment.
(a)    Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.
(b)    Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.
9.2.    Restrictions on Transfer of Limited Partnership Interests.
(a)    Subject to the provisions of 9.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.
(b)    No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant to an exchange of all of its Common Units pursuant to Section 8.4. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.
(c)    Subject to 9.2(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.
(d)    No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).
(e)    No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) in the opinion of legal counsel for the Partnership, the transfer would cause the General Partner to be treated as a “successor corporation” to Rich Uncles Real Estate Investment Trust I, an unincorporated California association, within the meaning of Section 856(g)(3) of the Code or (iv) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.
(f)    No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
(g)    Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.
(h)    Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.
9.3.    Admission of Substitute Limited Partner.
(a)    Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:
(i)    The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.
(ii)    To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.
(iii)    The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.
(iv)    If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.
(v)    The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.
(vi)    The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.
(vii)    The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.
(b)    For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.
(c)    The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4.    Rights of Assignees of Partnership Interests.
(a)    Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.
(b)    Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.
9.5.    Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.
9.6.    Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.
9.7.    Redemption of Partnership Units. The General Partner will cause the Partnership to redeem Partnership Units, to the extent it shall have legally available funds therefor, at any time the General Partner redeems shares of capital stock in itself. The number and class or series of Partnership Units redeemed and the redemption price shall equal the number (multiplied by the Conversion Factor) of shares of capital stock the General Partner redeems and the redemption price at which the General Partner redeems such shares, respectively.
ARTICLE 10
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS
10.1.    Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.
10.2.    Custody of Partnership Funds; Bank Accounts.
(a)    All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)    All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).
10.3.    Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.
10.4.    Annual Tax Information and Report. The General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.
10.5.    Partnership Representative; Tax Elections; Special Basis Adjustments.
(a)    The General Partner is hereby designated as the “partnership representative” of the Partnership within the meaning of Section 6223(a) of the Code. If any state or local tax law provides for a partnership representative or person having similar rights, powers, authority or obligations, the person designated above shall also serve in such capacity (in any such federal, state or local capacity, the “Partnership Representative”). The General Partner may name a replacement Partnership Representative at any time; provided, however, that the designated Partnership Representative shall serve as the Partnership Representative until resignation, death, incapacity, or removal. In such capacity, the Partnership Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a partnership representative to the extent provided in the Code and the Regulations, and the Partners hereby agree to be bound by any actions taken by the Partnership Representative in such capacity. The Partnership Representative shall represent the Partnership in all tax matters to the extent allowed by law. Without limiting the foregoing, the Partnership Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Partnership Representative’s sole discretion. The Partnership Representative (i) shall have the sole authority to make any elections on behalf of the Partnership permitted to be made pursuant to the Code or the Regulations promulgated thereunder and (ii) may, in its sole discretion, make an election on behalf of the Partnership under Sections 6221(b) or 6226 of the Code as in effect for the first fiscal year beginning on or after January 1, 2019 and thereafter, (iii) may request a modification to any assessment of an imputed underpayment, including a modification for any Partner who is a real estate investment trust or regulated investment company as defined in Sections 586 and 851, respectively, based on such Partner making a deficiency dividend pursuant to Section 860 and a modification based on the tax-exempt status of a reviewed year Partner, and (iv) may take all actions the Partnership Representative deems necessary or appropriate in connection with the foregoing. The Partnership Representative and any individual who has been appointed as a designated individual with respect to the Partnership Representative in accordance with Treasury Regulations Section 301.6223-1(b)(3)(ii) (“Designated Individual”) shall be reimbursed and indemnified by the Partnership for all claims, liabilities, losses, costs, damages and expenses, and for reasonable legal and accounting fees, incurred in connection with the performance of its duties as Partnership Representative or Designated Individual, as applicable, in accordance with the terms hereof, unless the actions of the Partnership Representative or the Designated Individual, as applicable constitute gross negligence or intentional misconduct.
(b)    Each Partner hereby covenants to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to examinations of the Partnership’s affairs by tax authorities (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest) and shall provide promptly and update as necessary at any times requested by the Partnership Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Partnership Representative deems necessary in connection with (1) any information required for the Partnership to determine the application of Sections 6221-6235 of the Code to the Partnership; (2) an election by the Partnership under Section 6221(b) or 6226 of the Code, and (3) an audit or a final adjustment of the Partnership by a tax authority. The Partnership and the Partners hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with examinations of the Partnership’s affairs by tax authorities shall be binding on the Partnership and the Partners; and (ii) neither the Partnership nor the Partners have any right to contact the IRS with respect to an examination of the Partnership or participate in an audit of the Partnership or proceedings under Sections 6221-6235 of the Code.
(c)    The Partners acknowledge that the Partnership intends to elect the application of Section 6221(b) of the Code (the “Opt-out Election”) for its first taxable year beginning on or after January 1, 2019 and for each Fiscal Year thereafter. If the Partnership is not eligible to make such election, the Partners acknowledge that the Partnership intends to elect the application of Section 6226 of the Code (the “Push-out Election”) for its first taxable year beginning on or after January 1, 2019 and for each Fiscal Year thereafter. This acknowledgement applies to each Partner whether or not the Partner owns a Partnership Interest in both the reviewed year and the year of the tax adjustment. If the Partnership elects the application of Section 6226 of the Code, the Partners shall take into account and report to the IRS (or any other applicable tax authority) any adjustment to their tax items for the reviewed year of which they are notified by the Partnership in a written statement, in the manner provided in Section 6226(b), whether or not the Partner owns a Partnership Interest at such time. Any Partner that fails to report its share of such adjustments on its tax return, shall indemnify and hold harmless the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership as a result of the Partner’s failure. In addition, each Partner shall indemnify and hold the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership (i) pursuant to Section 6221 of the Code, which liabilities relate to adjustments that would have been made to the tax items allocated to such Partner had such adjustments been made for a tax year beginning prior to January 1, 2019 (and assuming that the Partnership had not made an election to have Section 6221 of the Code apply for such earlier tax years) and (ii) resulting from or attributable to such Partner’s failure to comply with the preceding subsection (b) or this subsection (c). Each Partner acknowledges and agrees that no Partner shall have any claim against the Partnership, the General Partner, the Partnership Representative, or any of their Affiliates for any tax, penalties or interest resulting from the Partnership’s election under Section 6226 of the Code.
(d)    If the Partnership does not make an election under Section 6226 of the Code, the amount of any imputed underpayment assessed upon the Partnership, pursuant to Code Section 6232, attributable to a Partner (or former Partner), as reasonably determined by the Partnership Representative, shall be treated as a withholding tax with respect to such Partner. To the extent any portion of such imputed underpayment cannot be withheld from a current distribution, any such Partner (or former Partner) shall be liable to the Partnership for the amount that cannot be withheld and agrees to pay such amount to the Partnership. Any such amount withheld, or any such payment shall not be treated as a Capital Contribution for purposes of any provision herein that affects distributions to the Partners and any amount not paid by any such Partner (or former Partner) at the time reasonably requested by the Partnership Representative shall accrue interest at the rate set by the IRS for the underpayment of federal taxes, compounded quarterly, until paid.
(e)    The provisions of this Section 10 shall survive the termination of the Partnership, the termination of this Agreement and, with respect to any Partner, the transfer or assignment of any portion of such Partner’s Partnership Interest.
(f)    The Partnership Representative shall use commercially reasonable efforts to keep the Partners reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Partners on any correspondence to or from the IRS or applicable state, local or foreign tax authority relating to such proceedings. The Partnership Representative shall inform the IRS, as promptly as possible upon the commencement of any examination or proceeding, of the tax-exempt status of any Partners and shall take any actions or refrain from taking any action to the extent necessary to preserve the tax-exempt status of such Partners and shall afford such Partners tax-free treatment, to the extent permissible under the Code. The Partnership Representative has an obligation to perform its duties as the Partnership Representative in good faith and in such manner as will serve the best interests of the Partnership and all of the Partners.
(g)    The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.
10.6.    Reports Made Available to Limited Partners.
(a)    As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General

Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.
(b)    Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.
10.7    Safe Harbor Election and Forfeiture Allocations.
(a)    The Partners agree that the General Partner is authorized to make an election, on behalf of itself and of all Partners, to have the “Safe Harbor” of Section 3.03 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued pursuant to such Notice) (the “Safe Harbor”) apply irrevocably with respect to all Partnership Units transferred in connection with the performance of services by a Partner in a partner capacity or in anticipation of becoming a Partner (such election, the “Safe Harbor Election”). The Safe Harbor Election shall be effective as of the date hereof. The Partnership and each Partner agree to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity or in anticipation of becoming a Partner, whether such Partner was admitted as a Partner or as a transferee of a previous Partner. The General Partner shall cause the Partnership to comply with all record keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto, to the extent the General Partner so determines in its sole and absolute discretion.
(b)    In connection with the Safe Harbor Election, the Partners agree that (i) the Class P Units and the Class R Units are a “Safe Harbor Partnership Interest” within the meaning of section 3.02 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or Treasury Regulation issued pursuant to such Notice) representing a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by the Key Employees (in their (or their Affiliate’s, as applicable) capacity as Partners for federal income tax purposes or in anticipation of becoming Partners for federal income tax purposes), and (ii) the fair market value of the Safe Harbor Partnership Interest upon receipt by the Key Employees (or their Affiliates, as applicable) as of the date of issuance is zero, representing the liquidation value of such interest upon receipt (with such valuation being consented to and approved by all Partners).
(c)    Each Partner, by signing this Agreement (or an admission amendment with respect hereto) or by accepting a Transfer of a Partnership Unit, hereby agrees (i) to comply with all requirements of the Safe Harbor Election with respect to any Safe Harbor Partnership Interest while the Safe Harbor Election remains effective, and (ii) that to the extent that such profits interest is forfeited after the date hereof and to the extent that allocations of income have been made to the Key Employees (or their Affiliates, as applicable) with respect thereto and have not been matched with corresponding allocations of loss or deduction with respect thereto, or distributions with respect thereto that may be retained by the Key Employees (or their Affiliates, as applicable), the Partnership shall make special forfeiture allocations of gross items of deduction or loss (including, as may be permitted by or under Treasury Regulations to be adopted, notional items of deduction or loss) in accordance with IRS Notice 2005-43 and the Treasury Regulations adopted under Sections 704(b) and 83 of the Code.
(d)    The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as determined by the General Partner, to perfect and maintain the Safe Harbor Election with respect to Transfers of any Safe Harbor Partnership Interest without further vote or action of any other Person.
(e)    The General Partner hereby is authorized, directed and empowered, without further vote or action of the Partners or any other Person, to amend the Agreement as necessary to comply with the Safe Harbor requirements, to the extent the Safe Harbor Election is utilized, in order to provide for a Safe Harbor Election and the ability to maintain the same, and shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by the Partners necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.

(f)    Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner at the expense of the Partnership.
(g)    No Transfer of any Partnership Units by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such Partnership Units shall have agreed in writing to be bound by the provisions of this Section 10.7, in a form satisfactory to the General Partner.
ARTICLE 11
AMENDMENT OF AGREEMENT; MERGER
The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect (including, without limitation, in connection with the adoption of one more equity compensation arrangements or plans and the authorization, creation, designation and issuance of one or more classes or series of equity securities in connection therewith or otherwise) or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of the General Partner and holders of a majority of the Common Units (other than the Class M Units, except as otherwise provided in Exhibit C, Exhibit D or Exhibit F, as applicable):
(a)    any amendment affecting the operation of the Conversion Factor or the Exchange Right or the terms of Exhibit C (except as provided in Section 8.4(d) or 7.1(c) or Exhibit C hereof) in a manner adverse to the Limited Partners;
(b)    any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.2 hereof;
(c)    any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.2 hereof; or
(d)    any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.
ARTICLE 12
GENERAL PROVISIONS
12.1.    Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.
12.2.    Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.
12.3.    Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.
12.4.    Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5.    Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
12.6.    Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.
12.7.    Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.
12.8.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
12.9.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 12.9.
[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Third Amended and Restated Limited Partnership Agreement, all as of the 1st day of February, 2021.

GENERAL PARTNER:
MODIV INC.

By: /s/ AARON S. HALFACRE
Name: Aaron S. Halfacre
Title: Chief Executive Officer

OTHER LIMITED PARTNERS:

/s/ AARON S. HALFACRE
Aaron S. Halfacre, in his individual capacity

/s/ RAYMOND J. PACINI
The Raymond J. Pacini Trust u/a/d 5/3/01,
Raymond J. Pacini, Trustee

_________________
Andrea Aracil

_________________
John Bacon

_________________
Jennifer Barber

__________________
Pierre Bradshaw

__________________
Bill Broms

__________________
David Collins

___________________
Kathy Dawson

OTHER LIMITED PARTNERS, continued:

____________________
Lamont Dumas

____________________
Angie Garcia

____________________
Mitch Germain

____________________
Sarah Mayo

____________________
Jason Miller

____________________
Joe Miller

____________________
John Raney

____________________
Karina Rojas

____________________
Reggie Salanga

____________________
Sandra Sciutto

____________________
Winnie Yang

____________________
Hanni Yong

EXHIBIT A
GENERAL PARTNER AND LIMITED PARTNER,
CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS
AS OF FEBRUARY 1, 2020

Percentage Partner Interest	Agreed Value of Capital Contribution	Number of Partnership Units(1)	Class of Partnership Units
GENERAL PARTNER:
Modiv Inc.	$177,269,211	7,697,317	Class C units
LIMITED PARTNERS:
Holders of Class M Units	25,254,283	1,096,582	Class M units
KEY EMPLOYEES:
Aaron S. Halfacre	—	66,667	Class P units
The Raymond J. Pacini Trust u/a/d 5/3/01	—	26,715	Class P units
Aaron S. Halfacre	—	210,667	Class R units
The Raymond J. Pacini Trust u/a/d 5/3/01	—	33,333	Class R units
All other employees	—	116,000	Class R units
Total	$202,523,494	9,247,281

(1)    Reflects the General Partner’s 1:30 reverse stock split of its Class C common stock and its Class S common stock on February 1, 2021 and assumes units are fully converted at the initial conversion ratio, pursuant to the terms of the Agreement.

EXHIBIT B
NOTICE OF EXERCISE OF EXCHANGE RIGHT
In accordance with Section 8.4 of the Third Amended and Restated Limited Partnership Agreement (the “Agreement”) of Modiv Operating Partnership, LP, the undersigned hereby irrevocably (i) presents for exchange _____Class _____ Common Units in Modiv Operating Partnership, LP, in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.4 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (each as defined in the Agreement) as determined by the General Partner, deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:	______________

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number:

EXHIBIT C

DESCRIPTION OF CLASS M UNITS

In accordance with Section 4.2(a)(i) of the Agreement, the Partnership has issued the Class M Units as consideration for the Contributed Assets (as defined in the Contribution Agreement), contributed by Daisho OP Holdings, LLC (“Daisho”) to the Partnership. The initial number of Class M Units shall be 657,949.5.
The Class M Units shall have the following terms, rights and restrictions:
1.    Limits on Transfer and Exchange. Notwithstanding anything to the contrary contained in this Agreement (including but not limited to Section 6 of this Exhibit C), neither Daisho, the Partnership nor the General Partner shall be permitted to transfer, convert or exchange the Class M Units until December 31, 2020 (the “Lock Up Period”) or later.
2.    No Distribution Rights and No Profit or Loss Allocations. The Class M Units are Partnership Units having all of the rights, title and interests granted to Partnership Units in the Agreement (as modified by this Exhibit C), provided, however, that the Class M Units are not entitled to (i) the distributions set forth in Article 5 of the Agreement (excluding any tax distributions made pursuant to Article 5); (ii) the allocation of any Profit or Loss of the Partnership (iii) any Exchange Right set forth in Section 8.4 of the Agreement or (iv) voting rights other than as expressly provided for in this Exhibit C. The Class C Units issued in connection with any voluntary or mandatory conversion of the Class M Units into Class C Units will have all of the rights, title and interests granted to the Class C Units as set forth in the Agreement, including the right to cash distributions, the allocation of Profit or Loss, an Exchange Right and voting rights as set forth in the Agreement. Prior to the expiration of the Lock Up Period and at all times thereafter, all of the General Partner’s real estate assets will be owned, directly or indirectly, by the Partnership such that cash distributions will be based on the entire portfolio.
3.    No Voting Rights. The Class M Units shall have no voting or consent rights. Notwithstanding the foregoing, the approval of the holders of Class M Units shall be required for any amendment that adversely impacts the terms, rights and obligations of the Class M Units as set forth herein.
4.    Voluntary Conversion of Class M Units. Subject to the provisions of this Exhibit C, each Class M Unit shall be convertible, at the option of the holder thereof, at any time following the Lock Up Period, and without the payment of additional consideration by the holder thereof, into Class C Units of the Partnership initially on a 1:1.6667 basis, which reflects adjustment for the 1:3 reverse stock split effective on February 1, 2021, (the “Class M Conversion Ratio”) on the Specified Exchange Date; provided, however, that the Class M Conversion Ratio shall be subject to adjustment as provided in Section 6 and Section 7 of this Exhibit C. The conversion right shall be exercised pursuant to a Notice of Conversion delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the conversion right (the “Converting Partner”); provided, further, that no holder of Class M Units may deliver more than two (2) Notices of Conversion during each calendar year. A Limited Partner may not exercise the conversion right for less than 1,000 Class M Units or, if such Limited Partner holds less than 1,000 Class M Units, all of the Class M Units held by such Partner. The Converting Partner shall have no right, with respect to any Class M Units so exchanged, to receive any distribution paid with respect to the Class C Units into which such Class M Units convert if the record date for such distribution is prior to the Specified Exchange Date.
Upon any such conversion, the Class M Units surrendered for conversion shall no longer be entitled to any adjustment to the Class M Conversion Ratio as provided in Section 7 of this Exhibit C.

If at any time or from time to time after the date of this Agreement, the Class C Units issuable upon the conversion of the Class M Units are changed into the same or a different number of units of any class or classes of units, whether by recapitalization, reclassification, merger, consolidation or otherwise, then following such recapitalization, reclassification, merger, consolidation or other change, each Class M Unit shall thereafter be convertible in lieu of the Class C Units into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the units of that number of Class C Units issuable upon conversion of such Class M Units immediately prior to such recapitalization, reclassification, merger, consolidation or other change would have been entitled to receive pursuant to such event, subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 and Section 6 and 7, below, with respect to the rights of the holders of Class M Units after the capital reorganization to the end that the provisions of this Section 4 (including the number of Class C Units issuable upon conversion of the Class M Units) shall be applicable after that event and be as nearly equivalent as practicable.
5.    Mandatory Conversion of Class M Units. The Class M Units shall be automatically and mandatorily converted into Class C Units on March 31, 2024 (the “Mandatory Conversion Date”) at the then-applicable Class M Conversion Ratio.
6.    Conversion Prior to Mandatory Conversion Date. In the event of a conversion of Class M Units for Class C Units prior to the Mandatory Conversion Date, such Class M Units shall be exchanged at the rate indicated below, depending upon the amount of time elapsed:
Date of Exchange    Early Conversion Ratio
Between December 31, 2020 and
December 30, 2021    50% of the Class M Conversion Ratio
Between December 31, 2021 and
December 30, 2022    60% of the Class M Conversion Ratio
Between December 31, 2022 and
December 30, 2023     70% of the Class M Conversion Ratio
Further, and for the avoidance of doubt, Class M Units exchanged prior to the Mandatory Conversion Date will not be entitled to future adjustments in the Class M Conversion Ratio as provided in Section 7 of this Exhibit C.
7.    Adjustments Based on Achievement of Earn-Out Hurdles. The Class M Conversion Ratio may be adjusted as follows upon the achievement of the AUM and AFFO Per Share hurdles set forth below, which reflect adjustments for the 1:3 reverse stock split effective on February 1, 2021:

	Hurdles
	AUM ($ in billions)	AFFO Per Share ($)	Class M Conversion Ratio
Initial Conversion Ratio			1:1.6667
Fiscal Year 2021	$0.860	$1.77	1:1.9167
Fiscal Year 2022	$1.175	$1.95	1:2.5000
Fiscal Year 2023	$1.551	$2.10	1:3.0000

The Class M Conversion Ratio will be adjusted as set forth above only if both the AUM and AFFO Per Share hurdles are met in a given year, which shall be determined by the General Partner in good faith within the first quarter following each fiscal year end, and will only be adjusted once in a given year. The total amount of Class C Units issued in connection herewith shall not exceed the initial number of Class M Units issued multiplied by 3.

8.    Additional Definitions.
“AFFO Per Share” means Adjusted Funds From Operations which shall be computed based on the Company’s Consolidated Statements of Cash Flows, contained in its Annual Report on Form 10-K filed with the SEC, as follows:
Net income (loss) from continuing operations, as adjusted for:
Plus: Depreciation and amortization
Plus: Provision for doubtful accounts
Plus: Stock compensation expense
Plus (less): Amortization of deferred rents
Plus: Amortization of deferred lease incentives
Plus: Amortization of deferred financing costs
Plus: Amortization of above-market lease intangibles
Less: Amortization of below-market lease intangibles
Plus: Unrealized loss (gain) on interest rate swap valuation
Plus: Amortization of premium (discount) on debt valuation
Less: Actual losses from uncollectible accounts, previously reserved
Less: (Gains) losses from sales of real estate or other investments
Plus: Acquisition fees and due diligence expenses, including abandoned pursuit costs
Plus: Merger and acquisition expenses
Plus: Non-recurring impairments of real estate investments
Plus: Non-recurring impairments of platform investments
Plus: Non-recurring (gains) losses from extinguishment or sale of debt or hedges
Plus: Other non-cash charges
Plus: Tax expense (benefits) related to excluded gains (losses)
Plus: AFFO for platform/investment management business calculated in the same manner as set forth above
Plus: Adjustments for investments in unconsolidated entities and joint ventures[1]

“AUM” shall include real estate AUM and AUM of sponsored and managed products. Real estate AUM shall equal the asset value of all real estate properties included in the Company’s annual determination of Net Asset Value (“NAV”).
“Liquidating Gain” means any capital gain realized in connection with the actual or hypothetical

[1] It is agreed that the adjustments for investments in unconsolidated entities are similar to the various adjustments to net income that are set forth above.

sale of all or substantially all of the assets of the Partnership, including but not limited to capital gain realized in connection with an adjustment of Section 704(b) basis of Partnership assets.

9.    Capital Account. Each Partner holding Class M Units shall have an initial Capital Account.
10.    Special Allocation. Notwithstanding the provisions of Article 5 of the Agreement, Liquidating Gain first shall be allocated to the Partners holding Class M Units, Class P Units and Class R Units with respect to their converted Class M Units, Class P Units or Class R Units to the extent attributable to the appreciation in the value of the Partnership assets after the date of issuance of such units. As a result of the special allocation, it is intended that the Section 704(b) capital account attributable to the converted Class M Units shall be equal to the Section 704(b) capital account for each Class C Unit issued and outstanding as of the date of the conversion on a pro rata basis.
11.    Conduct of Business. Subject to the terms of this Agreement, subsequent to the Closing of the Transaction, the Partnership and its Affiliates shall have sole discretion with regard to all matters relating to the operation of the Partnership and its Affiliates. Notwithstanding the foregoing, neither the Partnership nor any of its Affiliates shall intentionally take any action, or refrain from taking any action, in bad faith for the specific intent to circumvent the potential adjustments to the Class M Conversion Ratio as set forth in Section 7 of this Exhibit C.
12.    Survival and Waiver of Conversion Discount. Notwithstanding any provision to the contrary contained in this Agreement, the rights and privileges of each Partner holding Class M Units shall survive any “Change of Control” of the Partnership or the General Partner. For purposes of this Agreement, a “Change of Control” of the Partnership or the General Partner, as the case may be (the “Relevant Entity”), shall mean and include any of the following:
(i)    a merger or consolidation of the Relevant Entity with or into any other business entity (except one in which the holders of capital stock or other equity interests of the Relevant Entity immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote of the surviving entity); or
(ii)    the acquisition by any person or any group of persons (other than the Relevant Entity or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares/units of the Relevant Entity’s equity interests as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the shares/units of the Relevant Entity.
Upon (i) Change of Control, or a sale, lease, exchange or other transfer of all or substantially all of the Partnership’s assets, or (ii) any liquidation, dissolution or winding up of the Partnership (whether voluntary or involuntary) after the Lock-Up Period and before the Mandatory Conversion Date, the mandatory conversion of the Class M Units pursuant to Section 5 of this Exhibit C at the then-applicable Class M Conversion Ratio but without taking into account the Early Conversion Ratio, shall be accelerated and the Mandatory Conversion Date shall be treated as the date that is one business day prior to the closing (or the effectuation) of the relevant transaction.
Notwithstanding any provision to the contrary contained in this Agreement, upon the occurrence of any transaction contemplated by this Section 11, the General Partner hereby agrees to use its commercially reasonable efforts to consult with the Partners holding Class M Units (with the Chief Executive Officer of Daisho as a representative thereof) regarding any change in the conversion ratio applicable to the relevant transaction, subject to preservation of attorney-client privilege held by the Partnership and compliance with all third party confidentiality obligations, in each case as determined by the General Partner in the exercise of sound business judgment.
13.    Amendment. Notwithstanding the provisions in Article 11 of this Agreement or any other provision of this Agreement to the contrary, no change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Exhibit C or any of its provisions, nor any representation, promise or condition herein, in each case that adversely impacts the rights, privileges and preferences of the Class M Units, will be binding upon any party unless made in writing and signed by a majority of the Partners holding Class M Units.
14.    Applicability of the Agreement. To the extent not inconsistent with the terms set forth in this Exhibit C, the Class M Units are subject to the terms of this Agreement which apply to Limited Partnership Interests and Partnership Units generally. All defined terms not otherwise defined herein shall have the definitions set forth in this Agreement.

EXHIBIT D
DESCRIPTION OF CLASS P UNITS
In accordance with Section 4.2(a)(i) of the Agreement, the Partnership has issued the Class P Units as consideration for services provided by the Key Employees to the Partnership. The initial number of Class P Units shall be 56,029.
The Class P Units shall have the following terms, rights and restrictions:
1.    Limits on Transfer and Exchange. Notwithstanding anything to the contrary contained in this Agreement, no Key Employee, Limited Partner, the General Partner nor the Partnership shall be permitted to transfer, convert or exchange the Class P Units until (i) March 31, 2024 or (ii) the date of such employee’s involuntary termination “without cause” (as such term is defined in the relevant Key Employee’s (or his or her Affiliate’s, as applicable) restricted unit award agreement) (clauses (i) and (ii) collectively, the “Class P Lock Up Period”), or later.
2.    No Distribution Rights and No Profit or Loss Allocations. The Class P Units are Partnership Units having all of the rights, title and interests granted to Partnership Units in the Agreement (as modified by this Exhibit D), provided, however, that the Class P Units are not entitled to (i) the distributions set forth in Article 5 of the Agreement (excluding any tax distributions made pursuant to Article 5); (ii) the allocation of any Profit or Loss of the Partnership, (iii) any Exchange Right set forth in Section 8.4 of the Agreement or (iv) voting rights other than as expressly provided for in this Exhibit D. The Class C Units issued in connection with any voluntary, involuntary or mandatory conversion of the Class P Units into Class C Units will have all of the rights, title and interests granted to the Class C Units as set forth in the Agreement, including the right to cash distributions, the allocation of Profit or Loss, an Exchange Right and voting rights as set forth in the Agreement.
3.    No Voting Rights. The Class P Units shall have no voting or consent rights. Notwithstanding anything to the contrary contained in this Agreement, the approval of the holders of Class P Units shall be required for any amendment to the Agreement that adversely impacts the terms, rights and obligations of the Class P Units as set forth herein.
4.    Voluntary Conversion of Class P Units. Subject to the provisions of this Exhibit D, each Class P Unit shall be convertible, at the option of the holder thereof, at any time following the Class P Lock Up Period, and without the payment of additional consideration by the holder thereof, into Class C Units of the Partnership initially on a 1:1.6667 basis which reflects adjustment for the 1:3 reverse stock split effective on February 1, 2021 (the “Class P Conversion Ratio”) on the Specified Exchange Date; provided, however, that the Class P Conversion Ratio shall be subject to adjustment on the same terms and conditions as set forth in Section 6 and Section 7 of Exhibit C with respect to the Class M Units. The conversion right shall be exercised pursuant to a Notice of Conversion delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the conversion right (the “Converting Partner”); provided, further, that no holder of Class P Units may deliver more than two (2) Notices of Conversion during each calendar year. A Limited Partner may not exercise the conversion right for less than 1,000 Class P Units or, if such Limited Partner holds less than 1,000 Class P Units, all of the Class P Units held by such Partner. The Converting Partner shall have no right, with respect to any Class P Units so exchanged, to receive any distribution paid with respect to the Class C Units into which such Class P Units convert if the record date for such distribution is prior to the Specified Exchange Date.
Upon any such conversion, the Class P Units surrendered for conversion shall no longer be entitled to any adjustment to the Class P Conversion Ratio as referenced in Section 7 of Exhibit C.
If at any time or from time to time after the date of this Agreement, the Class C Units issuable upon the conversion of the Class P Units are changed into the same or a different number of units of any class or classes of units, whether by recapitalization, reclassification, merger, consolidation or otherwise, then following such recapitalization, reclassification, merger, consolidation or other change, each Class P Unit shall thereafter be convertible in lieu of the Class C Units into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the units of that number of Class C Units issuable upon conversion of such Class P Units immediately prior to such recapitalization, reclassification, merger, consolidation or other change would have been entitled to receive pursuant to such event, subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 and Sections 6 and 7 of Exhibit C, with respect to the rights of the holders of Class P Units after the capital reorganization to the end that the provisions of this Section 4 (including the number of Class C Units issuable upon conversion of the Class P Units) shall be applicable after that event and be as nearly equivalent as practicable.
5.    Mandatory Conversion of Class P Units. The Class P Units shall be automatically and mandatorily converted into Class C Units on March 31, 2024 (the “Mandatory Conversion Date”) at the then-applicable Class P Conversion Ratio.
6.    Capital Account. Each Partner holding Class P Units shall have an initial Capital Account.
7.    Profits Interest. Absent a contrary determination (i) by a court or other final tax authority or (ii) by the General Partner following the date hereof based on a change in law governing the taxation of any interest in the Partnership issued in connection with the performance of services for or for the benefit of the Partnership, (A) the Partnership and each Partner shall treat each Class P Unit as a ‘‘profits interest’’ within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-34 IRB 191; (B) the Partnership and each Partner shall treat each Partner holding Class P Units as the owner of such Units from the date such Class P Units are granted until such Class P Units are forfeited or otherwise disposed of; (iii) the Partnership and each Partner agree not to claim a deduction (as wages, compensation or otherwise) for any value attributable to any Class P Units either upon grant or vesting of the Class P Units; and (iv) the holder of Class P Units agrees not to transfer or otherwise dispose of such Units within two (2) years of the date such Units are granted (for avoidance of doubt, a conversion of the Class P Units into Class C Units shall not be considered a transfer or disposition for purposes of this Section 7).
8.    Special Allocation. Notwithstanding the provisions of Article 5 of the Agreement, Liquidating Gain first shall be allocated to the Partners holding Class M Units, Class P Units and Class R Units with respect to their converted Class M Units, Class P Units or Class R Units to the extent attributable to the appreciation in the value of the Partnership assets after the date of issuance of such units. As a result of the special allocation, it is intended that the Section 704(b) capital account attributable to the converted Class P Units shall be equal to the Section 704(b) capital account for each Class C Unit issued and outstanding as of the date of the conversion on a pro rata basis.
9.    Rights upon Liquidation. Notwithstanding any provision of this Agreement to the contrary, if, after the conversion of any Class P Unit into a Class C Unit, the Liquidating Gain from a sale, exchange, merger, liquidation or other transaction (each a “Capital Event”) is insufficient to cause the converted Class P Unit to receive an amount of cash or property (at minimum) equal to the liquidation right for Class C Unit on a unit by unit basis, the parties hereby acknowledge and agree that each such unit shall nevertheless receive an amount equal to the liquidation right for Class C Unit on a unit by unit basis, for each converted Class P Unit (the “Class P Unit Liquidation Amount”). Upon the actual liquidation of the Partnership, the cash payment of the Class P Unit Liquidation Amount shall be treated as (1) a liquidation distribution from the Partnership to the extent of the section 704(b) capital account attributable to the converted Class P Units and (2) a guaranteed payment for U.S. federal income tax purposes for the excess of the Class P Unit Liquidation Amount in cash over the Section 704(b) capital account balance for each Partner holding such converted Class P Unit. For avoidance of doubt, the Class P Units are subject to all of the terms and conditions set forth in this Exhibit D prior to conversion and are not entitled to any liquidation right until conversion.
10.    Survival and Waiver of Conversion Discount. Notwithstanding any provision to the contrary contained in this Agreement, the rights and privileges of each Partner holding Class P Units shall survive on the same terms and conditions as the rights and privileges of each Partner holding Class M Units in accordance with Section 12 of Exhibit C of this Agreement.
11.    Amendment. Notwithstanding the provisions in Article 11 of this Agreement or any other provision of this Agreement to the contrary, no change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Exhibit D or any of its provisions, nor any representation, promise or condition herein, in each case that adversely impacts the rights, privileges and preferences of the Class P Units, will be binding upon any party unless made in writing and signed by a majority of the Partners holding Class P Units.
12.    Applicability of the Agreement. To the extent not inconsistent with the terms set forth in this Exhibit D, the Class P Units are subject to the terms of this Agreement which apply to Limited Partnership Interests and Partnership Units generally. All defined terms not otherwise defined herein shall have the definitions set forth in this Agreement.

EXHIBIT E
NOTICE OF EXERCISE OF CONVERSION RIGHT
In accordance with ___Exhibit C or ____ Exhibit D or _____Exhibit F of the Third Amended and Restated Limited Partnership Agreement (the “Agreement”) of Modiv Operating Partnership, LP, the undersigned hereby irrevocably (i) presents for conversion _____ Class ____ Units in Modiv NNN Operating Partnership, LP, in accordance with the terms of the Agreement and the conversion right referred to in Exhibit C/Exhibit D thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the number of Class C Units as calculated pursuant to such Exhibit C/Exhibit D be delivered to the address specified below, and be registered or placed in the name(s) and at the address(es) specified below.

Dated:	______________

(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Class C Units are to be issued to:

Name:

Social Security or Tax I.D. Number:

EXHIBIT F
DESCRIPTION OF CLASS R UNITS
In accordance with Section 4.2(a)(i) of the Agreement, the Partnership has issued the Class R Units as consideration for services provided by the Key Employees and other Employees to the Partnership. The initial number of Class R Units shall be 360,000 (which reflects adjustment for Modiv Inc.’s 1:3 reverse stock split on February 1, 2021).
The Class R Units shall have the following terms, rights and restrictions (all references to the “Partnership” shall refer to Modiv Operating Partnership, LP, and all section references shall refer to the applicable section reference in the Third Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP, as amended (the “Agreement”), and all defined terms shall have the meaning set forth in the Agreement):
1.    Limits on Transfer and Exchange. Notwithstanding anything to the contrary contained in this Agreement, no Key Employee, Employee, Limited Partner, the General Partner nor the Partnership shall be permitted to transfer, convert or exchange the Class R Units until (i) March 31, 2024 or (ii) the date of such Employee’s involuntary termination “without cause” (as such term is defined in the relevant Key Employee’s (or his or her Affiliate’s, as applicable) or other Employee’s restricted unit award agreement) (clauses (i) and (ii) collectively, the “Class R Lock Up Period”), or later.
2.    No Distribution Rights and No Profit or Loss Allocations. The Class R Units are Partnership Units having all of the rights, title and interests granted to Partnership Units in the Agreement (as modified by this Exhibit F), provided, however, that the Class R Units are not entitled to (i) the distributions set forth in Article 5 of the Agreement (excluding any tax distributions made pursuant to Article 5); (ii) the allocation of any Profit or Loss of the Partnership, (iii) any Exchange Right set forth in Section 8.4 of the Agreement or (iv) voting rights other than as expressly provided for in this Exhibit F. The Class C Units issued in connection with any voluntary, involuntary or mandatory conversion of the Class R Units into Class C Units will have all of the rights, title and interests granted to the Class C Units as set forth in the Agreement, including the right to cash distributions, the allocation of Profit or Loss, an Exchange Right and voting rights as set forth in the Agreement.
3.    No Voting Rights. The Class R Units shall have no voting or consent rights. Notwithstanding anything to the contrary contained in this Agreement, the approval of the holders of Class R Units shall be required for any amendment to the Agreement that adversely impacts the terms, rights and obligations of the Class R Units as set forth herein.
4.    Voluntary Conversion of Class R Units. Subject to the provisions of this Exhibit F, each Class R Unit shall be convertible, at the option of the holder thereof, at any time following the Class R Lock Up Period, and without the payment of additional consideration by the holder thereof, into Class C Units of the Partnership initially on a 1:1 basis (the “Class R Conversion Ratio”) on the Specified Exchange Date; provided, however, that the Class R Conversion Ratio shall be increased to 1:2.5 (which reflects adjustment for the 1:3 reverse stock split effective on February 1, 2021) if, for the year ending December 31, 2023, funds from operations (“FFO”) divided by the weighted average number of fully diluted shares outstanding for the year, inclusive of all previously issued Class P OP units, Class M OP units and the initial issuance of Class R Units, equals or exceeds $1.05 per share. The conversion right shall be exercised pursuant to a Notice of Conversion delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the conversion right (the “Converting Partner”); provided, further, that no holder of Class R Units may deliver more than two (2) Notices of Conversion during each calendar year. A Limited Partner may not exercise the conversion right for less than 1,000 Class R Units or, if such Limited Partner holds less than 1,000 Class R Units, all of the Class R Units held by such Partner. The Converting Partner shall have no right, with respect to any Class R Units so exchanged, to receive any distribution paid with respect to the Class C Units into which such Class R Units convert if the record date for such distribution is prior to the Specified Exchange Date.
5.    Adjustments to Units. If at any time or from time to time after the date of this Agreement, the Class C Units issuable upon the conversion of the Class R Units are changed into the same or a different number of units of any class or classes of units, whether by recapitalization, reclassification, merger, consolidation or otherwise, then following such recapitalization, reclassification, merger, consolidation or other change, each Class R Unit shall thereafter be convertible in lieu of the Class C Units into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the units of that number of Class C Units issuable upon conversion of such Class R Units immediately prior to such recapitalization, reclassification, merger, consolidation or other change would have been entitled to receive pursuant to such event, subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5, with respect to the rights of the holders of Class R Units after the capital reorganization to the end that the provisions of this Section 5 (including the number of Class C Units issuable upon conversion of the Class R Units) shall be applicable after that event and be as nearly equivalent as practicable.
6.    Mandatory Conversion of Class R Units. The Class R Units shall be automatically and mandatorily converted into Class C Units on March 31, 2024 (the “Mandatory Conversion Date”) at the then-applicable Class R Conversion Ratio.
7.    Capital Account. Each Partner holding Class R Units shall have an initial Capital Account.
8.    Profits Interest. Absent a contrary determination (i) by a court or other final tax authority or (ii) by the General Partner following the date hereof based on a change in law governing the taxation of any interest in the Partnership issued in connection with the performance of services for or for the benefit of the Partnership, (A) the Partnership and each Partner shall treat each Class R Unit as a ‘‘profits interest’’ within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-34 IRB 191; (B) the Partnership and each Partner shall treat each Partner holding Class R Units as the owner of such Units from the date such Class R Units are granted until such Class R Units are forfeited or otherwise disposed of; (iii) the Partnership and each Partner agree not to claim a deduction (as wages, compensation or otherwise) for any value attributable to any Class R Units either upon grant or vesting of the Class R Units; and (iv) the holder of Class R Units agrees not to transfer or otherwise dispose of such Units within two (2) years of the date such Units are granted (for avoidance of doubt, a conversion of the Class R Units into Class C Units shall not be considered a transfer or disposition for purposes of this Section 8).
9.    Special Allocation. Notwithstanding the provisions of Article 5 of the Agreement, Liquidating Gain first shall be allocated to the Partners holding Class M Units, Class P Units and Class R Units with respect to their converted Class M Units, Class P Units or Class R Units to the extent attributable to the appreciation in the value of the Partnership assets after the date of issuance of such units. As a result of the special allocation, it is intended that the Section 704(b) capital account attributable to the converted Class R Units shall be equal to the Section 704(b) capital account for each Class C Unit issued and outstanding as of the date of the conversion on a pro rata basis.
10.    Rights upon Liquidation. Notwithstanding any provision of this Agreement to the contrary, if, after the conversion of any Class R Unit into a Class C Unit, the Liquidating Gain from a sale, exchange, merger, liquidation or other transaction (each a “Capital Event”) is insufficient to cause the converted Class R Unit to receive an amount of cash or property (at minimum) equal to the liquidation right for Class C Unit on a unit by unit basis, the parties hereby acknowledge and agree that each such unit shall nevertheless receive an amount equal to the liquidation right for Class C Unit on a unit by unit basis, for each converted Class R Unit (the “Class R Unit Liquidation Amount”). Upon the actual liquidation of the Partnership, the cash payment of the Class R Unit Liquidation Amount shall be treated as (1) a liquidation distribution from the Partnership to the extent of the section 704(b) capital account attributable to the converted Class R Units and (2) a guaranteed payment for U.S. federal income tax purposes for the excess of the Class R Unit Liquidation Amount in cash over the Section 704(b) capital account balance for each Partner holding such converted Class R Unit. For avoidance of doubt, the Class R Units are subject to all of the terms and conditions set forth in this Exhibit F prior to conversion and are not entitled to any liquidation right until conversion.
11.    Survival and Waiver of Conversion Discount. Notwithstanding any provision to the contrary contained in this Agreement, the rights and privileges of each Partner holding Class R Units shall survive on the same terms and conditions as the rights and privileges of each Partner holding Class M Units in accordance with Section 12 of Exhibit C of the Third Amended and Restated Limited Partnership Agreement.
12.    Amendment. Notwithstanding the provisions in Article 11 of this Agreement or any other provision of this Agreement to the contrary, no change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Exhibit F or any of its provisions, nor any representation, promise or condition herein, in each case that adversely impacts the rights, privileges and preferences of the Class R Units, will be binding upon any party unless made in writing and signed by a majority of the Partners holding Class R Units.
13.    Applicability of the Agreement. To the extent not inconsistent with the terms set forth in this Exhibit F, the Class R Units are subject to the terms of this Agreement which apply to Limited Partnership Interests and Partnership Units generally. All defined terms not otherwise defined herein shall have the definitions set forth in this Agreement.

14.    Vesting Schedule of Time-Based Class R Units in the Event of Termination Without Cause. The vesting schedule of time-based Class R Units in the event of termination of employment “without cause” is as follows:

If Terminated Without Cause (based on 1/25/21 Grant Date)	Percentage of Time-Based Awards That Vest
Before 12/31/21	0%
Before 9/30/22	30%
Before 9/30/23	60%

15.    Change of control. Notwithstanding any provision to the contrary contained in the Third Amended and Restated Limited Partnership Agreement, the rights and privileges of each Partner holding Class R Units shall survive any “Change of Control” of the Partnership or the General Partner. For purposes of the Third Amended and Restated Partnership Agreement, a “Change of Control” of the Partnership or the General Partner, as the case may be (the “Relevant Entity”), shall mean and include any of the following:
(i)    a merger or consolidation of the Relevant Entity with or into any other business entity (except one in which the holders of capital stock or other equity interests of the Relevant Entity immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote of the surviving entity); or
(i) (ii) the acquisition by any person or any group of persons (other than the Relevant Entity or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares/units of the Relevant Entity’s equity interests as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the shares/units of the Relevant Entity.
(ii)    Upon (i) a Change of Control, or a sale, lease, exchange or other transfer of all or substantially all of the Partnership’s assets, or (ii) any liquidation, dissolution or winding up of the Partnership (whether voluntary or involuntary) after the Lock-Up Period and before the Mandatory Conversion Date, the mandatory conversion of the Class R Units shall be accelerated and the Mandatory Conversion Date shall be treated as the date that is one business day prior to the closing (or the effectuation) of the relevant transaction.
(iii)    Notwithstanding any provision to the contrary contained in the Partnership Agreement, upon the occurrence of any transaction contemplated by Section 11 of the Third Amended and Restated Limited Partnership Agreement, the General Partner hereby agrees to use its commercially reasonable efforts to consult with the Partners holding Class R Units (with the Chief Executive Officer of Modiv Inc. as a representative thereof) regarding any change in the conversion ratio applicable to the relevant transaction and shall also consider, in consultation with the Chief Executive Officer of Modiv Inc., improving, and shall have the power and discretion to improve, for the benefit of the Class R Units, the Class R Conversion Ratio, subject to preservation of attorney-client privilege held by the Partnership and compliance with all third party confidentiality obligations, in each case as determined by the General Partner in the exercise of sound business judgment.